Exhibit 10.1

                              WAREHOUSE ASSOCIATES
                           INDUSTRIAL/WAREHOUSE LEASE

                                    ARTICLE 1
                                BASIC PROVISIONS

This Article contains the basic provisions of this lease between the Landlord and Tenant identified below (the "Lease").

A.   Date of Lease: July 13, 2006

B.   Landlord: Warehouse Associates Corporate Centre Kirby II, Ltd.
               1345Campbell Road
               Suite 222
               Houston, Texas, 77055

C.   Tenant:   Sharps Compliance, Inc.
               9220 Kirby
               Suite 500
               Houston, TX 77054

D. Premises: approximately 18,231 rentable square feet having an address of 9220 Kirby, Suite 500, Houston, TX 77054 and shown on Exhibit A hereto and cross-hatched as a portion of the Building or Project on Exhibit B hereto.

E.   Building: the building in which the Premises is located.

F. Site: the tract of land and grounds and any Common Areas associated with the Building, including landscaping, parking, walkways and other facilities and installations therein, as reasonably determined by Landlord and as may be further outlined on Exhibit B hereto.

G. Project: the Building and Site, and any other buildings, sites and Common Areas collectively owned or managed by Landlord or Landlord's partners, agents or affiliates as a complex as outlined on Exhibit B hereto and deemed to contain 109,450 rentable square feet.

H.   Commencement Date: October 1, 2006.

I.   Expiration Date: September 30, 2011.

J. Permitted Use: General office, distribution, product assembly and warehousing purposes.

K.   Term: Five (5) years.

L.   Net Monthly Base Rent: Years 1-5 $ 16,773 per month.

M.   Security Deposit: $20,054.

N. Taxes, Insurance and Common Area Expenses: Tenant shall make the payments required under Articles 4, 5 and 6. The initial monthly escrow payment shall be $3,282.

O.   Initial Monthly Rent: $20,054.

P.   Broker with Whom Tenant Dealt (if any): None.

Q. Utilities and Repairs: Tenant shall be responsible for utilities and repairs as required under Articles 7 and 8.

R. Exhibits: Exhibit A (Premises), Exhibit B (Project), Exhibit C (Rules), Exhibit D (Work Letter Agreement)

     The foregoing provisions shall be interpreted and applied in accordance with the other provisions of this Lease. The terms of this Article, and the terms defined in Article 29 and other Articles, shall have the meanings specified therefor when used as capitalized terms in other provisions of this Lease.

                                    ARTICLE 2
               TERM AND COMMENCEMENT DATE ADJUSTMENTS; OCCUPANCY;
                              CONDITION OF PREMISES

     A. Term. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for a term ("Term") commencing on the Commencement Date and ending on the Expiration Date, subject to the provisions herein contained. Tenant may occupy and conduct business from the Premises prior to the Commencement Date at no cost. On or before October 1, 2006, Landlord, at Landlord's sole cost and expense, shall deliver the Premises to Tenant ready for occupancy. If the Commencement Date is delayed, the Expiration Date shall be similarly extended. The Commencement Date shall be confirmed in writing by the parties promptly after the construction is complete and reasonably acceptable to both Landlord and Tenant.

     B. Occupancy. Nothing set forth in this Lease shall be construed, in any manner whatsoever, as an express or implied covenant on the part of Tenant to commence business operations or thereafter to continuously occupy or operate any business operations in the Premises, and Landlord specifically acknowledges that there is no covenant of initial or continuous occupancy or operation on the part of Tenant, express or implied. In that regard, it is hereby expressly agreed that Tenant shall have no obligation (i) to initially open for business upon the Premises, or (ii) to continue occupancy or any business operation at the Premises for any specified period of time.

     C. Condition of Premises. Landlord represents, warrants and covenants that the Building and the Project do conform or that Landlord will promptly cause them to conform to every applicable requirement of all Laws, including but not limited to the Americans with Disabilities Act of 1990 and any Laws concerning fire sprinklers and security. Notwithstanding anything contained herein to the contrary, as of the Commencement Date: (i) the Premises will be in full compliance with all Laws; (ii) there will be no known material defects in the Premises and if any material defects created on or before the Commencement Date are discovered after the execution of this Lease, the same will be the responsibility of Landlord; and (iii) all equipment installed by Landlord servicing the Premises shall be in good working order.

                                    ARTICLE 3
                        PAYMENT OF RENT AND OTHER CHARGES

     A. Base Rent. Tenant shall pay Landlord the monthly Base Rent in advance on or before the fifth (5th) day of each calendar month during the Term, commencing on the Commencement Date.

     B. Taxes, Insurance and Common Area Expenses. Tenant shall pay Landlord the Taxes, Insurance, and Common Area Expenses required under Articles 4, 5 and 6 of this Lease. Landlord may reasonably estimate the amounts Tenant will be required to pay for Taxes, Insurance and Common Area Expenses from time to time in advance of, or during, each year. In such case: (i) Tenant shall pay the estimated amounts on a monthly basis on or before the first day of each calendar month, together with Tenant's payment of Base Rent, (ii) within 180 days after the end of each calendar year, or as soon thereafter as practicable, Landlord shall provide a statement showing the amount of actual Taxes, Insurance and Common Area Expenses (including a listing of amounts for major categories of Common Area Expenses) for such year, (iii) if Tenant's estimated payments exceed the actual amounts, Landlord shall provide a credit or refund the difference as selected by Tenant, (iv) if the actual amounts exceed Tenant's estimated payments, Tenant shall pay the difference to Landlord together with Tenant's next payment of Base Rent, and (v) if Landlord also adjusts the estimated amounts for the current year, Tenant shall also pay any additional amount required for the portion of the year that has elapsed, and shall thereafter pay based on the new estimated amounts until the same are further revised. Tenant shall have the right, at it own expense and at a reasonable time, but not more than once per calendar year, to audit Landlord's books with respect to Taxes, Insurance and Common Area Expenses, upon at least twenty (20) days prior notice. If an audit discloses a discrepancy of five percent (5%) or more in the amount of Taxes, Insurance and Common Area Expenses for any calendar year, the cost of the audit and such discrepancy shall be paid for by the Landlord.

     C. Finality of Statements. Unless Tenant takes exception by written notice to Landlord within one hundred eighty (180) days after Landlord provides any statement to Tenant concerning Taxes, Insurance or Common Area Expenses, such statement shall be considered final and binding on Tenant. Tenant acknowledges that Landlord's ability to budget and incur expenses depends on the finality of such statements, and accordingly agrees that time is of the essence in this Paragraph. If Tenant takes exception to any matter contained in any such statement as provided herein, upon request of Tenant, Landlord shall refer the matter to an independent certified public accountant, whose certification as to the proper amount shall be final and binding as between Landlord and Tenant. Tenant shall promptly pay the cost of such certification unless such certification determines that Tenant was overbilled by more than 3% in which case Landlord shall be responsible for the cost of such certification. Pending resolution of any such exceptions, Tenant shall pay the amounts determined by Landlord, subject to adjustment between the parties after any such exceptions are resolved. Tenant shall have the right, at it own expense and at a reasonable time, but not more than once per calendar year, to audit Landlord's books with respect to Taxes, Insurance and Common Area Expenses, upon at least twenty (20) days prior notice. If an audit discloses a discrepancy of five percent (5%) or more in the amount of Taxes, Insurance and Common Area Expenses for any calendar year, the cost of the audit and such discrepancy shall be paid for by the Landlord.

     D. Prorations. If the Term commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, the Base Rent and any other amounts payable on a monthly basis shall be prorated on a per diem basis for such partial calendar months. If the Base Rent is scheduled to increase under Article 1 other than on the first day of a calendar month, the amount for such month shall be prorated on a per diem basis to reflect the number of days of such month at the then current and increased rates, respectively. If the Term commences other than on January 1, or ends other than on December 31, Tenant's obligations to pay amounts towards Taxes, Insurance and Common Area Expenses for such first or final calendar years shall be prorated on a per diem basis to reflect the portion of such years included in the Term. Taxes based on a fiscal year other than a calendar year shall be subject to the provisions of Article 4.

     E. General Payment Matters and Rent Taxes. Rent shall be paid to Landlord at the address set forth in Article 1 or such other address as to which Landlord shall provide Tenant thirty (30) days' advance notice. Tenant shall pay any rent tax, sales tax, service tax, transfer tax, or any other tax on the Rent. Rent shall be paid without any prior demand or notice therefor (except as expressly provided in this Lease), and shall be paid without any deduction, recoupment, set-off or counterclaim (except as expressly provided in this Lease), and without relief from any valuation or appraisement laws. Although this Lease contemplates the computation of Taxes, Insurance and Common Area Expenses on a cash basis, Landlord may make reasonable and appropriate accrual adjustments and Landlord reserves the right to change to a full accrual system of accounting. In lieu of providing one statement covering Taxes, Insurance and Common Area Expenses, Landlord may provide separate statements at the same or different times. No delay by Landlord in providing any statements respecting such items shall be deemed a default by Landlord or a waiver of Landlord's right to require payment of Tenant's obligations for actual or estimated Taxes, Insurance or Common Area Expenses (provided, however, if for any calendar year, Landlord fails to deliver to Tenant, prior to the date that is twelve (12) months after the expiration of such calendar year, a final statement of Taxes, Insurance or Common Area Expenses for such calendar year, then Landlord shall be deemed to have waived its right to collect from Tenant any Taxes, Insurance or Common Area Expenses otherwise payable to Landlord that are in excess of the Taxes, Insurance or Common Area Expenses that were paid or payable by Tenant based on the charges for the previous year). Landlord may apply payments received from Tenant to any obligations of Tenant then accrued, without regard to such obligations as may be designated by Tenant.

                                    ARTICLE 4
                                      TAXES

     A. Separate or Joint Assessment. If the Premises includes all rentable space in the Building and the Building and Site are assessed separately from other property, Tenant shall pay all Taxes applicable thereto during the Term (including Taxes on or resulting from any leasehold improvements made to the Premises by or for Tenant). Landlord may elect from time to time to require that Tenant pay such bills directly to the taxing authority. In the alternative, Landlord may elect from time to time to pay such bills directly to the taxing authority and to require payments by Tenant to Landlord for such Taxes. If such separate assessment does not cover Common Areas of the Project, Tenant shall pay a share of the Taxes applicable to such Common Areas, as reasonably determined by Landlord, based on the rentable square footage of the Premises as a percentage of the total rentable square feet in the Project. If Tenant is not subject to separate assessment, Tenant shall pay Tenant's share of Taxes based on the rentable square footage of the Premises as a percentage of the total rentable square feet in all buildings included in such assessment; provided, if the Premises is located in a Project which includes other tax parcels, Landlord may require that Tenant pay a share of the total Taxes for the Project based on the rentable square footage of the Premises as a percentage of the total rentable square feet in all buildings in such Project. Landlord shall use commercially reasonable efforts and take actions reasonably necessary to ensure that the Building and Site are properly assessed in a manner that will limit Taxes on the Building and Site. "Taxes" shall have the meaning specified therefor in Article 29.

     B. Tax Protests, Refunds, Supplemental Billings and Fiscal Tax Years. Landlord reserves the sole right to protest, appeal and otherwise seek to reduce or minimize Taxes hereunder, and any expenses incurred by Landlord in connection therewith (including, without limitation, reasonable fees and expenses for attorneys, consultants, appraisers and other experts) shall be included in "Taxes" during the year paid. Tenant shall reasonably cooperate with Landlord in any such efforts. Tax refunds shall be deducted from Taxes in the year received by Landlord, but if any refund shall relate to Taxes paid in a prior year of the Term and the Lease shall have expired, Landlord shall mail Tenant's share of such net refund (after deducting reasonable expenses and attorneys' fees), up to the amount Tenant paid towards such Taxes during such year, to Tenant's last known address. If Taxes for any period during the Term shall be increased after payment for any reason, including without limitation error, reassessment, or supplemental billing, Tenant shall pay Tenant's share of such increased Taxes as required hereunder. If any Taxes shall be paid based on bills by a taxing authority using a fiscal year other than a calendar year, Landlord may elect from time to time to require payments by Tenant based on: (i) amounts paid or payable for or during each fiscal tax year, (ii) amounts paid or payable during each calendar year, averaging the bills for each calendar year based on the number of days or months of such year included in each fiscal tax year, or (iii) amounts paid or payable during each calendar year without regard to such fiscal years. If Landlord determines Taxes based on fiscal tax years as provided in clause (i), Taxes for any initial or final partial fiscal tax years included in the Term shall be prorated on a per diem basis. If Landlord determines Taxes based on calendar years as provided in clauses (ii) or (iii) or because the taxing body uses a calendar fiscal year, Taxes for any initial or final partial calendar years included in the Term shall be prorated on a per diem basis.

     C. Tenant's Personal Property Taxes. Tenant shall pay before delinquent all taxes, assessments, license fees, charges or other governmental impositions assessed against or levied or imposed upon Tenant's business operations, Tenant's leasehold interest, or based on Tenant's use or occupancy of the Premises, or Tenant's fixtures, furnishings, equipment, leasehold improvements, inventory, merchandise, or personal property located in or about the Premises (whether or not title shall have vested in Landlord pursuant to any provision hereof). Whenever possible, Tenant shall cause all such items to be assessed and billed separately from the property of Landlord and other parties. If any such items shall be assessed and billed with the property of Landlord or another party, Landlord shall include the same or an appropriate portion thereof in Taxes hereunder or shall reasonably allocate the same or an appropriate share thereof between Tenant and such other party (and Tenant shall pay the amount so allocated to Tenant).

                                    ARTICLE 5
                                    INSURANCE

     A. Tenant's Insurance. Tenant shall maintain during the Term: (i) commercial general liability insurance, with a contractual liability endorsement covering Tenant's indemnity obligations under this Lease, and with limits of not less than $2,000,000 per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof), (ii) automobile liability insurance with limits of not less than $2,000,000 combined single limit per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof), (iii) workers' compensation insurance as required by statute, and employer's liability insurance in the amount of at least $500,000 per occurrence, and (iv) "all-risk" property damage insurance covering Tenant's inventory, personal property, business records, furniture, floor coverings, fixtures and equipment, and all leasehold improvements or Work (as defined in Article 10) installed by or for Tenant for damage or other loss caused by fire or other casualty or cause including, but not limited to, vandalism and malicious mischief, theft, explosion, business interruption, and water damage of any type, including sprinkler leakage, bursting and stoppage of pipes, and other insurable risks. Such property damage insurance shall be in amounts not less than the full insurable replacement value of such property and full insurable replacement value of such other interests of Tenant. All insurance required hereunder shall be provided by responsible insurers rated at least A and X in the then current edition of Best's Insurance Guide and shall be licensed in the State in which the Project is located. Tenant's insurance shall be primary, and any insurance maintained by Landlord or any other additional insureds hereunder shall be excess and noncontributory. Landlord shall have the right to reasonably increase the amount or expand the scope of insurance to be maintained by Tenant hereunder from time to time consistent with insurance customarily required of similar tenants in the Houston, Texas industrial market.

     B. Landlord's Insurance. Landlord shall maintain or cause to be maintained in full force and effect such insurance ("Insurance") respecting the Project issued by a responsible carrier or carriers licensed to do business in the State in which the Project is located and rated at least A and X in the then current edition of Best's Insurance Guide which affords the following coverage on a primary basis (with umbrella coverage):

                           (a) Commercial general liability insurance, with a contractual liability endorsement covering Landlord's indemnity obligations under this Lease, and with limits of not less than $2,000,000 per occurrence for personal injury, bodily injury or death, or property damage or destruction (including loss of use thereof);
                           (b) Property damage coverage insuring against physical loss under Form CP10300695, or its equivalent or successor, for the full replacement cost of the Building and its structure, walls, foundations, roof, and operating systems in the Building with a replacement cost endorsement, and loss of rental income; and
                           (c) All physical loss, fire and extended coverage, vandalism and malicious mischief, earthquake insurance to cover Landlord as to its respective interest therein.

All such insurance carried by Landlord shall provide for Landlord to be the named insured, and proceeds of the insurance shall be used by Landlord to rebuild the Building and the Premises to the extent such rebuilding is permitted by Landlord's lender. Upon Tenant's written request, Landlord shall provide a certificate of insurance with respect to all insurance coverage required to be carried by Landlord with respect to the Building. Tenant shall pay Landlord for Tenant's share of the costs for such Insurance which Landlord shall pay during any calendar year any portion of which occurs during the Term (subject to proration for partial initial or final years as provided in Article 3). In determining Tenant's share, Landlord shall allocate the premiums between Tenant and other tenants based on the rentable square footage of the Premises as a percentage of the total rentable square feet in all buildings covered by such insurance. Landlord may require that Tenant make estimated Insurance payments in advance on a monthly basis as further described in Article 3.

     C. Certificates, Subrogation and Other Matters. Tenant shall provide Landlord with certificates evidencing the coverage required hereunder (and with respect to liability and automobile coverage showing Landlord and Landlord's managing agent for the Project and others designated by Landlord as additional insureds). Tenant shall provide such certificates upon Tenant's execution of the Lease. Tenant shall provide renewal certificates to Landlord at least five (5) business days after the date renewal insurance is bound by Tenant. Such certificates shall state that the coverage may not be reduced or cancelled without at least thirty (30) days prior written notice to Landlord. The parties mutually hereby waive all rights and claims against each other for all losses covered by their respective insurance policies, and waive all rights of subrogation of their respective insurers. The parties agree that their respective insurance policies are now, or shall be, endorsed so that such waivers of subrogation shall not affect their respective rights to recover thereunder.

      D. Waiver of Claims. Except for claims arising from Landlord's intentional or grossly negligent acts or willful misconduct that are not covered by Tenant's insurance hereunder, Tenant waives all claims against Landlord for injury or death to persons, damage to property or to any other interest of Tenant sustained by Tenant or any party claiming through Tenant resulting from:
 (i) leaking of roofs, bursting, stoppage or leaking of water, gas, sewer or steam pipes or equipment, including sprinklers, (ii) wind, rain, snow, ice, flooding, freezing, fire, explosion, earthquake, excessive heat or cold, fire or other casualty, and (iii) vandalism, malicious mischief, theft or other acts or omissions of any other parties including, without limitation, other tenants, contractors, customers, visitors and invitees.

       E. Construction Indemnification. Should Tenant move any furniture, equipment and/or supplies of any kind, including the installation of computer and/or telephone cabling, into the Premises prior to completion of the required tenant improvements, Tenant shall indemnify and save and hold harmless the Landlord, Landlord's Manager, and any and all contractors and subcontractors against any and all claims arising from Tenant's use of the Premises during any such construction activity, including but not limited to, accident or injury to any person, theft, vandalism, maintenance and/or breakage of any materials placed in the Premises.

                                    ARTICLE 6
                            COMMON AREAS AND EXPENSES

     A. Common Areas. Tenant and Tenant's employees, customers, visitors and invitees (including Tenant's vendors and couriers) may use the Common Areas on a non-exclusive basis in common with all other parties to whom the right to use such Common Areas has been or is hereafter granted. Tenant shall not interfere in any way with the use of the Common Areas by such other parties, and Tenant's use of the Common Areas shall be subject to the other provisions of this Lease. "Common Areas" shall have the meaning specified therefor in Article 29. If the Building is in a Project containing one or more other buildings, Landlord may designate separate Common Areas for the Building and Site ("Building and Site Common Areas"), for the Project as a whole ("Project Common Areas"), and for other portions of the Project ("Other Common Areas"). In such case, Tenant and Tenant's employees and invitees shall not use the Other Common Areas.

     B. Common Area Maintenance and Expenses. Landlord shall administer, operate, clean, maintain and repair the Common Areas. Tenant shall pay Tenant's share of Landlord's "Common Area Expenses" (as defined in Article 29) which Landlord pays during any calendar year any portion of which occurs during the Term (subject to proration for partial initial or final years as provided in Article 3). Landlord shall determine Tenant's share of Common Area Expenses applicable to any Building and Site Common Areas ("Building and Site Common Area Expenses") based on the rentable square footage of the Premises as a percentage of the total rentable square feet in all buildings in the Project (excluding single tenant buildings for which the tenants maintain the Other Common Areas applicable thereto).

                                    ARTICLE 7
            MAINTENANCE AND REPAIR OF PREMISES, BUILDING AND PROJECT

     A. Condition of Premises, Building and Project. Tenant has inspected the Premises, Building and Project and the systems and equipment serving the Premises, Building and Project, or has had an opportunity to do so, and, subject to Landlord's warranty set forth in Section 3E. below, agrees to accept the same "as is" without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements except as may be expressly provided in this Lease; provided, however, Landlord shall correct any Latent Defects (hereinafter defined) in the Premises which materially impairs Tenant's use of the Premises, provided that Tenant delivers to Landlord written notice thereof within twelve (12) months after the Commencement Date. As used herein, the term "Latent Defect" shall mean a defect in the physical condition of the Premises existing as of the date the Premises is delivered to Tenant that could not have reasonably been discovered prior to Tenant taking possession of the Premises by a commercially reasonable inspection of the Premises performed by a reasonably prudent architect or engineer exercising a professionally reasonable level of due diligence in such inspection.

     B. Tenant Maintenance and Repairs. Tenant shall keep the Premises in good working order, repair and condition (which condition shall also be clean, sanitary, sightly and free of pests and rodents, and which repairs shall include necessary replacements, and expenditures required to comply with all Laws now or hereafter enacted, whether the work involves a capital expenditure or results in a benefit extending beyond the Term). Tenant's obligations hereunder shall include but not be limited to: (a) Tenant's trade fixtures and equipment, (b) ceilings, (c) interior sides of demising walls and all interior walls, (d) interior wall-coverings and paint, (e) entrances, entry and interior doors (and hardware and frames), (f) security gates, (g) showcases and storefronts, (h) signs, (i) exterior and interior glass (including plate glass), (j) window mullions and gaskets, (k) cabinets, (l) millwork, paneling and other finish work, (m) floors, carpets and other floor coverings, (n) refrigeration systems and equipment, (o) roof penetrations made or used exclusively by or for Tenant,
(p) dock boards, dock levelers and/or dock bumpers, (q) overhead truck doors,
(r) interior drainage systems, interior plumbing fixtures and equipment, interior lines for water and sewer (including free flow up to the common sewer line), (s) light fixtures, ballasts, tubes and bulbs, (t) keys and locks, (u) HVAC, electrical, gas, steam, and mechanical systems and facilities, (v) sprinklers and other fire protection systems located within and exclusively serving the Premises, and (w) other systems, equipment, fixtures, alterations and improvements which serve the Premises exclusively, whether located within or outside the Premises, whether installed by Landlord or Tenant. Tenant shall also at Landlord's option perform or reimburse Landlord for any repairs, maintenance and replacements to areas of the Building or Project outside the Premises caused as a result of moving any furniture, fixtures, or other property to or from the Premises, or otherwise caused by Tenant or any other occupant of the Premises, or any of their employees, agents, customers, visitors, invitees or contractors. Any repairs or other work by Tenant hereunder shall be deemed "Work" under
Article 10, and shall be subject to all of the requirements thereunder. The installation of any new or replacement equipment, components or parts shall be subject to Landlord's prior written approval (which approval shall not be unreasonably withheld, delayed or conditioned) as to make, manufacturer, quality, installation, contractor, and such other items as Landlord may reasonably require and shall in all cases be the same or better quality than the original items.

     C. HVAC Maintenance. If the Premises is served exclusively by any HVAC units or other systems or equipment, Tenant shall enter annual, written maintenance contracts with competent, licensed contractors reasonably approved or designated by Landlord. Such contracts shall include, and Tenant shall require that such contractors provide: (i) inspection, cleaning and testing at least semi-annually (or more frequently if required by applicable Law), (ii) any servicing, maintenance, repairs and replacements of filters, belts or other items determined to be necessary or appropriate as a result of such inspections and tests, or by the manufacturers' warranty, service manual or technical bulletins, or otherwise required to ensure proper and efficient operation, including emergency work, (iii) all other work as shall be reasonably required by Tenant, Landlord or Landlord's insurance carriers, (iv) a detailed record of all services performed, and (v) an annual service report at the end of each calendar year (Tenant shall provide Landlord with a copy of such annual reports promptly upon Tenant's receipt thereof). Not later than ten (10) days after the Commencement Date and annually thereafter, Tenant shall provide Landlord with a copy of all maintenance contracts required hereunder, and written evidence reasonably satisfactory to Landlord that the annual fees therefor have been paid. Such maintenance contracts represent part of Tenant's obligations under this Article, and shall not be deemed to limit Tenant's general obligations to keep any HVAC equipment and other systems and equipment hereunder in good working order, repair and condition.

     D. Landlord Maintenance and Repairs. Landlord warrants and represents that the water and sewage systems and equipment within the Premises are in good working order as of the date hereof and shall remain so for the initial twelve
(12) months of the Term, normal wear and tear and negligence of the Tenant excepted. Landlord shall keep the roof, foundation, structural components of exterior walls of the Premises, sprinklers and other fire protection systems located outside of the Premises in good working order and repair. As conditions to Landlord's repair obligations, Tenant shall give Landlord reasonable prior notice of the necessity for such repairs, and any damage shall not have been caused by any act or omission of Tenant or any other occupant of the Premises, or any of their employees, agents, invitees, customers, visitors or contractors. Landlord's failure to repair or cure such defect after a reasonable notice and right-to-cure period (but in no event less than thirty (30) days) shall be a default hereunder by Landlord and Tenant may, in addition to all other remedies available hereunder, complete such repairs and offset all amounts expended in connection with such repairs against any rent or other charges payable by Tenant under this Lease.

                                    ARTICLE 8
                             UTILITIES AND SERVICES

     A. Tenant to Obtain Utilities and Services. Except for water and sewer service which will be provided by Landlord to the Premises, Tenant shall obtain in Tenant's own name and pay the utility company or other provider directly for all utilities and services furnished to or for the Premises, including without limitation, electricity, gas, fire protection, telephone and other communication services, heating, ventilating and air-conditioning ("HVAC"), alarm and other security services, pest and rodent control, janitorial, cleaning and trash collection, including all connection, disconnection and maintenance charges, deposits, taxes or fees therefor.

     B. Separate Metering. If any utilities are not separately metered for the Premises, Landlord may: (i) require that Tenant make reasonable arrangements to share such utilities with the other parties whose premises are on such meter,
(ii) require that Tenant pay Landlord a share of such utilities based on the rentable square footage of the Premises as a percentage of the total rentable square footage of the space that is jointly metered, or (iii) require that Tenant pay Landlord a share of such utilities based on consumption estimates of Landlord's engineer or consultant (in which case, such engineer's or consultant's fees and costs shall be added to the utility bills). In such case, either Landlord or Tenant may elect to install separate meters (but the costs of installing, maintaining and reading such meters shall be borne by Tenant). Landlord may reasonably estimate in advance any amounts payable by Tenant to Landlord hereunder and Tenant shall pay such amounts within ten (10) days after the same are billed, subject to periodic adjustment (and additional payment by Tenant or credit or refund by Landlord) after the actual amounts have been determined.

     C. Installation, Connection and Use of Utility Equipment. Tenant shall install and connect all equipment and lines required to supply such utilities to the extent not already available at or serving the Premises. Tenant shall maintain, repair and replace all such items, operate the same, and keep the same in good working order and condition, as further provided in Article 7. Tenant shall not install any equipment or fixtures, or use the same, so as to exceed the safe and lawful capacity of any utility equipment or lines serving the same. The installation, alteration, replacement or connection of any utility equipment and lines shall be subject to the requirements for alterations of the Premises set forth in Article 10. Tenant shall ensure that all HVAC equipment is installed and operated at all times in a manner to prevent roof leaks, damage or noise due to vibrations or improper installation, maintenance or operation. Tenant shall at all times keep the Premises sufficiently heated to avoid freezing of pipes.

     D. Interruptions. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utilities or services and Tenant shall not be entitled to terminate this Lease or abate any portion of the Rent due under the Lease as a result of such failure or interruption; provided, however, if for reasons within the control of Landlord and not caused by Tenant, or any of its employees or agents, or caused by strikes, scarcity of labor and/or materials, or acts of God or any other event of force majeure any interruption or stoppage of any services that Landlord is required hereunder to provide to the Building shall continue for more than three (3) consecutive days, then the Rent payable hereunder shall be abated for the period beginning on the fourth (4th) consecutive day of such failure and shall continue until such interrruption has been corrected.

                                    ARTICLE 9
                                  USE AND RULES

     Tenant shall use the Premises for the purpose set forth in Article 1 and no other purpose whatsoever, subject to and in compliance with Tenant's valid certificate of occupancy for the Premises, and without unreasonably disturbing or interfering with any other tenant or occupant of the Building or Project or of any other property. Tenant shall not use the Premises in any manner so as to cause a cancellation of Landlord's insurance policies, or an increase in the premiums thereunder, and Tenant shall comply with all requirements of Landlord's insurers and Lenders respecting Tenant's use of the Premises. Tenant acknowledges that the use of the Premises permitted hereunder is subject to any restrictions or requirements contained in any Laws (as defined in Article 29), and any covenants, conditions or restrictions of record which Landlord represents and warrants do not prohibit or impair Tenant's permitted use set forth in Article 1; Tenant shall comply with all such requirements relating to the Premises or Tenant's use thereof during the Term, shall obtain any necessary variances, business licenses, certificates, approvals or permits required thereunder prior to the Commencement Date (including, without limitation, any fire department approvals) and shall maintain the same during the Term (and any failure to obtain or revocation of the same shall not invalidate this Lease). In addition, Tenant shall comply with the rules set forth in Exhibit C hereto as the same may be amended or supplemented hereunder (the "Rules"). Landlord shall have the right by notice to Tenant or by posting at the Project to reasonably amend such Rules and supplement the same with other reasonable Rules relating to the Project or the promotion of safety, care, cleanliness or good order therein. Landlord shall enforce the Rules against Tenant in a non-discriminatory manner and in the event of any conflict between this Lease and the Rules, this Lease shall control. Nothing herein shall be construed to give Tenant or any other party any claim against Landlord arising out of the violation of such Rules by any other tenant, occupant, customer, invitee or visitor of the Project, or out of the enforcement, modification or waiver of the Rules by Landlord in any particular instance.

                                   ARTICLE 10
                      TRADE FIXTURES, ALTERATIONS AND LIENS

     A. Approval. Subject to the express terms of the Work Letter Agreement which governs the construction of the initial Tenant Improvements and except for Permitted Alterations (as defined below), Tenant shall not attach any fixtures, equipment or other items to the Premises or make any additions, changes, alterations or improvements to the Premises or the systems or equipment serving the Premises (all such work referred to collectively herein as the "Work"), without the prior written consent of Landlord. Landlord shall not unreasonably withhold, delay or condition consent, except that Landlord reserves the right to withhold consent in Landlord's sole discretion for Work affecting the structure, safety or security of the Project or Premises, the systems or equipment, or the appearance of the Premises from any Common Areas. Notwithstanding anything contained in this Article 10 to the contrary, Tenant shall have the right to make Permitted Alterations in the Premises, without Landlord's consent. A Permitted Alteration shall mean any Work in the Premises that could not (i) affect the structure or safety of the Building; (ii) affect the electrical, plumbing or mechanical systems of the Building or the functioning thereof; (iii) be or become visible from the exterior of the Premises; (iv) interfere with the operation of the Building or the provision of services or utilities to other tenants in the Building; (v) cost more than the lesser of One Hundred Thousand Dollars ($100,000.00) or the amount which when added to all other Alterations made within the prior twelve (12) months equals $200,000.00, and (vi) require a permit. Provided the foregoing conditions are satisfied, Permitted Alterations shall include, without limitation, the following Work to the Premises: (i) paint and install wall coverings; (ii) install and remove office furniture; (iii) install normal and customary office equipment and workstations (other than floor to ceiling workstations) that are not affixed to the Premises and are designed to be free-standing (i.e., not "built-in"), (iv) install and remove Tenant's computer and telecommunication equipment and perform cable pulls in connection therewith; and (v) install and remove carpeting and other floor coverings.

     B. Conditions. Landlord reserves the right to impose requirements as a condition of such consent or otherwise in connection with the Work, including without limitation, requirements that Tenant: (i) submit for Landlord's prior written approval detailed plans and specifications prepared by licensed and competent architects and engineers, (ii) submit for Landlord's prior written approval the names, addresses, insurance and background information concerning all contractors, subcontractors and suppliers, (iii) obtain and post permits, bonds, and additional insurance, (iv) submit contractor, subcontractor and supplier lien waivers, (v) permit Landlord to inspect the Work at reasonable times, and (vi) comply with such other reasonable requirements as Landlord may impose concerning the manner and times in which such Work shall be done. Landlord may require that all Work be performed under Landlord's supervision. If Landlord consents, inspects or supervises, or recommends any suppliers, contractors, architects or engineers, the same shall not be deemed a warranty as to the adequacy of the design, workmanship or quality of materials, or compliance of the Work with the plans and specifications or any Laws.

     C. Performance of Work. All Work shall be performed: (i) in a good and workmanlike manner, (ii) only with materials that are new, high quality, and free of material defects, (iii) strictly in accordance with plans and specifications approved by Landlord in advance in writing, (iv) not to adversely affect the systems and equipment or the structure of the Building, (v) diligently to completion and so as to cause the least possible interference with other tenants and the operation of the Building and Project, and (vi) in compliance with all Laws and other provisions of this Lease. If Tenant fails to perform the Work as required herein or the materials supplied fail to comply herewith or with the specifications approved by Landlord, and Tenant fails to cure such failure within 48 hours after notice by Landlord (except that notice shall not be required in emergencies), Landlord shall have the right to stop the Work until such failure is cured (which shall not be in limitation of Landlord's other remedies and shall not serve to abate the Rent or Tenant's other obligations under this Lease). Upon completion of any Work hereunder (other than Permitted Alterations), Tenant shall provide Landlord with "as built" plans, copies of all construction contracts, and proof of payment for all labor and materials.

     D. Removal of Work Upon Termination of Lease. All Work hereunder shall remain or be removed from the Premises upon expiration or earlier termination of this Lease to the extent required under Article 13 hereof.

     E. Liens. Tenant shall keep the Project, Building, Premises and the Lease free from any mechanic's, materialman's or similar liens or encumbrances, and any claims therefor, in connection with any Work. Tenant shall give Landlord notice at least ten (10) days prior to the commencement of any Work (or such additional time as may be necessary under applicable Laws), to afford Landlord the opportunity of posting and recording appropriate notices of non-responsibility. Tenant shall remove any such claim, lien or encumbrance by bond or otherwise within twenty (20) days after notice by Landlord. If Tenant fails to do so, Landlord may pay the amount or take such other action as Landlord deems necessary to remove such claim, lien or encumbrance, without being responsible for investigating the validity thereof. The amount so paid and costs incurred by Landlord shall be deemed additional Rent under this Lease payable upon demand, without limitation as to other remedies available to Landlord. Nothing contained in this Lease shall authorize Tenant to do any act which shall subject Landlord's title to the Project, Building or Premises to any such notices, liens or encumbrances whether claimed by operation of statute or other Law or express or implied contract.

                                   ARTICLE 11
                                 CASUALTY DAMAGE

     A. Restoration by Landlord. If the Premises shall be damaged by fire or other casualty or the Premises are rendered inaccessible, Landlord shall use available insurance proceeds to repair the Premises (including, without limitation, the initial Tenant Improvements) and/or restore accessibility within one hundred eighty (180) days following the date of such fire or other casualty or the date the Premises are rendered inaccessible, except that Landlord shall not be required to repair or replace any of Tenant's furniture, furnishings, fixtures or equipment, or any alterations or improvements installed by or for Tenant (other than the initial Tenant Improvements), and Landlord's obligations shall be subject to any governmental requirements or requirements of any Lender and such Lender's right to control, apply or withhold such insurance proceeds. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to Tenant's business resulting in any way from such damage or the repair thereof.

     B. Abatement of Rent. Landlord shall allow Tenant a proportionate abatement of Rent from the date of the casualty through the date that Landlord substantially completes Landlord's repair obligations hereunder (or the date that Landlord would have substantially completed such repairs, but for delays by Tenant, or any other occupant of the Premises, or any of their agents, employees, invitees, visitors, Transferees and contractors), provided such abatement: (i) shall apply only to the extent the Premises is untenantable for the purposes permitted under this Lease and not used by Tenant as a result thereof, based proportionately on the square footage of the Premises so affected and not used, and (ii) shall not apply if Tenant or any other occupant of the Premises, or any of their agents, employees, invitees, visitors, Transferees or contractors cause the damage.

     C. Termination of Lease -- Landlord. Notwithstanding the foregoing to the contrary, in lieu of performing the repair work, Landlord may elect to terminate this Lease, but only if the Building or Project is damaged by fire or other casualty or cause such that: (a) more than 25% of the Premises is affected by the damage, (b) the damage occurs less than one (1) year prior to the end of the Term, (c) any Lender requires that the insurance proceeds or any portion thereof be applied to the mortgage debt (or terminates the ground lease, as the case may be), or the damage is not fully covered by Landlord's insurance policies, or (d) in Landlord's reasonable opinion, the cost of the repairs, alterations, restoration or improvement work would exceed 50% of the replacement value of the Building or Project (whether or not the Premises is affected). In any such case, Landlord may terminate this Lease by notice to Tenant within ninety (90) days after the date of damage (such termination notice to include a termination date providing at least thirty (30) days for Tenant to vacate the Premises). Except as provided in Section 11D. below, Tenant agrees that Landlord's obligation to restore, and the abatement of Rent provided herein, shall be Tenant's sole recourse in the event of such damage, and waives any other rights Tenant may have under any applicable Law to terminate this Lease by reason of damage to the Premises, Building or Project.

     D. Termination of Lease -- Tenant. If (i) Landlord does not give Tenant notice that such damage can be substantially repaired within such one hundred eighty (180) day period as set forth above within forty-five (45) days after the date of such fire or other casualty or the date the Premises are rendered inaccessible, or (ii) Landlord fails to repair the Premises (including, without limitation, the initial Tenant Improvements) in accordance with Section 11A. above within one hundred eighty (180) days from the date such work is commenced, and such failure does not result from force majeure, or a delay caused by Tenant or any of its employees or agents, then Tenant shall have the right, during the thirty (30) day period immediately following the expiration of such fifteen (15) day notice period or one hundred eighty (180) day construction period, as applicable, to terminate this Lease by delivering a termination notice to Landlord, specifying an effective date, not less than thirty (30) nor more than sixty (60) days after the giving of such termination notice, on which the Term shall expire as fully and completely as if such date were the date originally fixed for the expiration of the Term.

                                   ARTICLE 12
                                  CONDEMNATION

     If at least 25% of the Premises shall be taken by power of eminent domain or condemned by a competent authority or by conveyance in lieu thereof for public or quasi-public use ("Condemnation"), including any temporary taking for a period of one year or longer, this Lease shall terminate on the date possession for such use is so taken. If: (i) less than 25% of the Premises is taken, but the taking includes a material portion of the Building or Project, or
(ii) the taking is temporary and will be in effect for less than one year but more than thirty (30) days, then in either such event, Landlord and Tenant may elect to terminate this Lease upon at least thirty (30) days' prior written notice to the non-terminating party. The parties further agree that: (a) if this Lease is terminated, all Rent shall be apportioned as of the date of such termination or the date of such taking, whichever shall first occur, (b) if the taking is temporary, Rent shall be abated for the period of the taking (but the Term shall not be extended thereby), and (c) if this Lease is not terminated but any part of the Premises is taken, the Rent shall be proportionately abated based on the square footage of the Premises so taken. Tenant shall be entitled to receive and retain such separate award and portions of any lump sum award as may be allocated to any and all damages to Tenant's business by reason of such condemnation and for the value of Tenant's trade fixtures, furniture, equipment, personal property, interruption or dislocation of business, loss of good will and for moving and remodeling expenses. Except as specifically provided otherwise in this section, Landlord shall receive the entire portion of any award or other compensation for the Project and the Building. The termination of this Lease shall not affect the rights of the respective parties to such awards.

                                   ARTICLE 13
                              RETURN OF POSSESSION

     A. Condition of Premises and Removal of Property. At the expiration or earlier termination of this Lease or Tenant's right of possession, Tenant shall:
(a) surrender possession of the Premises in broom-clean condition and good repair, free of debris, and otherwise in the condition required under Article 7, ordinary wear and tear and damage by fire and other casualty excepted, (b) ensure that all signs, movable trade fixtures and personal property have been removed from the Premises (subject to Article 28), (c) ensure that any damage caused by such removal has been repaired in a good and workmanlike manner (and Landlord may deny permission to remove items where such removal may damage the structural integrity of the Building), and (d) ensure that all actions required under Rule N. set forth in Exhibit C to this Lease have been taken.

     B. Removal of Leasehold Improvements. At Landlord's option, all leasehold improvements and other non-trade fixtures, equipment, systems and decorations for the Premises or Building in or serving the Premises, whether installed by Tenant or Landlord, shall be Landlord's property and shall remain, all without compensation, allowance or credit to Tenant. The term "leasehold improvements and non-trade fixtures" shall include, without limitation, light fixtures, electrical wiring and panels, HVAC equipment, plumbing fixtures, hot water heaters, fire suppression and sprinkler systems, wall coverings, drapes, blinds or other window treatments, carpeting, refrigeration systems, vaults, special storefronts, overhead truck doors, cabinets, shelves, bins, millwork, paneling and other finish work, interior drainage systems, dock boards, dock levelers and dock bumpers, security gates and fences. However, if prior to termination of this Lease or within thirty (30) days thereafter Landlord so directs by notice, Tenant shall promptly remove such of the foregoing items as are designated in such notice, repair any damage to the Premises caused by such removal in a good and workmanlike manner, and restore such area of the Premises to the condition prior to the installation of such items. However, under no circumstances shall Tenant be obligated to remove the initial leasehold improvements and non-trade fixtures from the Premises following termination or expiration of this Lease. Furthermore, Tenant shall have no obligation to remove other leasehold improvements and non-trade fixtures to the Premises unless such leasehold improvements and non-trade fixtures make Landlord's subsequent reuse or renovation of the Premises materially more difficult, and Landlord, in the same instrument containing Landlord's approval of Tenant's proposed leasehold improvements and non-trade fixtures, specifically requires that such leasehold improvements and non-trade fixtures be removed at the expiration of this Lease; provided that for any installations made without Landlord's written approval, it shall not be necessary for Landlord to have previously required that such leasehold improvements and non-trade fixtures be removed at the expiration of this Lease.

     C. Abandoned Property. If Tenant shall fail to perform any repairs or restoration, or fail to remove any items from the Premises as required hereunder, Landlord may do so at Tenant's expense as provided in Article 18 and Tenant shall pay Landlord's charges therefor upon demand. All property removed from the Premises by Landlord hereunder may be handled, discarded or stored by Landlord at Tenant's expense, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All such property shall at Landlord's option be conclusively deemed to have been conveyed by Tenant to Landlord as if by bill of sale without payment by Landlord. If Landlord arranges for storage of any such property, Landlord shall have a lien against such property for costs incurred in removing and storing the same.

     D. Holding Over. Tenant shall pay Landlord one hundred fifty percent (150%) for the first three (3) months, one hundred seventy-five percent (175%) for the next three (3) months and two hundred percent (200%) thereafter of the amount of Rent then applicable prorated on a full month basis for any full or partial month during which Tenant shall retain possession of the Premises or any part thereof after expiration or earlier termination of this Lease, together with all damages sustained by Landlord on account thereof. This provision shall not serve as permission for Tenant to holdover nor serve to extend the Term (although Tenant shall become a tenant at sufferance bound to comply with all provisions of this Lease until Tenant vacates the Premises; however, Tenant must, once the tenancy at sufferance begins, give Landlord thirty (30) days prior written notice to terminate said tenancy at sufferance). Landlord shall have the right, at any time after expiration or earlier termination of this Lease or Tenant's right to possession, to reenter and possess the Premises and remove all property and persons therefrom, and Landlord shall have such other remedies for holdover as may be available to Landlord under other provisions of this Lease or applicable Laws. Tenant shall pay rent hereunder until such time as all alterations and corrections as may be required to be made by Tenant are made and until such time as all fixtures and property as Tenant may be required or entitled to remove have been removed. Notwithstanding anything contained herein to the contrary, Tenant will have no liability for consequential damages resulting from holdover unless at least sixty (60) days prior to the Expiration Date of this Lease Landlord delivers to Tenant a lease between Landlord and an unrelated third party for a term commencing on the Expiration Date of this Lease. Any consequential damages for which Tenant may be liable will be limited to Landlord's actual lost profit under the successor lease.

                                   ARTICLE 14
               SUBORDINATION, ATTORNMENT AND MORTGAGEE PROTECTION

This Lease is subject and subordinate to all Mortgages now or hereafter placed upon the Project (not to exceed a total of two (2) Mortgages in effect at any one time), and all other encumbrances and matters of public record applicable to the Project, including without limitation, any reciprocal easement or operating agreements, covenants, conditions and restrictions (and Tenant shall not act or permit the Premises to be operated in violation thereof); provided, however, Tenant's subordination and attornment to any Mortgage as set forth in this
Article 14 shall be conditioned upon (a) Lender's agreement to recognize this Lease and not to disturb Tenant's possession of the Premises as long as Tenant is not in default hereunder and (b) Landlord obtaining a commercially reasonable subordination, non-disturbance and attornment agreement for Tenant from Lender. If any foreclosure or power of sale proceedings are initiated by any Lender or a deed in lieu is granted (or if any ground lease is terminated), Tenant agrees, upon written request of any such Lender or any purchaser at such sale, to attorn and pay Rent to such party and to execute and deliver any instruments necessary or appropriate to evidence or effectuate such attornment. Any Lender may elect to make this Lease prior to the lien of its Mortgage, and if the Lender under any prior Mortgage shall require, this Lease shall be prior to any subordinate Mortgage; such elections shall be effective upon written notice to Tenant. Tenant agrees to give any Lender by certified mail, return receipt requested, a copy of any notice of default served by Tenant upon Landlord, provided that prior to such notice Tenant has been notified in writing (by way of service on Tenant of a copy of an assignment of leases, or otherwise) of the name and address of such Lender. Tenant further agrees that if Landlord shall have failed to cure such default within the time permitted Landlord for cure under this Lease, any such Lender whose address has been so provided to Tenant shall have an additional period of ten (10) days in which to cure (or such additional time as may be required due to causes beyond such Lender's control, including time to obtain possession of the Project by power of sale or judicial action). The provisions of this Article shall be self-operative; however Tenant shall execute such documentation as Landlord or any Lender may request from time to time in order to confirm the matters set forth in this Article in recordable form. Tenant hereby waives the provisions of any Law now or hereafter adopted which may give or purport to give Tenant any right or election to terminate or otherwise adversely affect this Lease or Tenant's obligations hereunder if such foreclosure or power of sale proceedings are initiated, prosecuted or completed.

                                   ARTICLE 15
                              ESTOPPEL CERTIFICATES

     A. Tenant Estoppel. Tenant shall from time to time (but not more often than twice per calendar year), within fifteen (15) business days after written request from Landlord, execute, acknowledge and deliver a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if this Lease is claimed to have been modified or not to be in force and effect, specifying the grounds therefor) and the dates to which the Base Rent and other charges hereunder have been paid, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Landlord may reasonably request, or as may be reasonably requested by Landlord's current or prospective Lenders, insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Tenant shall fail to execute and return such statement within the time required herein, Tenant shall be deemed to have agreed with the matters set forth therein.

     B. Landlord Estoppel. Landlord shall from time to time (but not more often than twice per calendar year), within fifteen (15) business days after written request from Tenant, execute, acknowledge and deliver a statement: (i) certifying that this Lease is unmodified and in full force and effect (or if this Lease is claimed to have been modified or not to be in force and effect, specifying the grounds therefor) and the dates to which the Base Rent and other charges hereunder have been paid, and the amount of any Security Deposit, (ii) acknowledging that there are not, to Landlord's knowledge, any uncured defaults on the part of Tenant hereunder, or specifying such defaults if any are claimed, and (iii) certifying such other matters as Tenant may reasonably request, or as may be reasonably requested by Tenant's current or prospective insurance carriers, auditors, and prospective purchasers. Any such statement may be relied upon by any such parties. If Landlord shall fail to execute and return such statement within the time required herein, Landlord shall be deemed to have agreed with the matters set forth therein.

                                   ARTICLE 16
                            ASSIGNMENT AND SUBLETTING

     A. Transfers. Tenant shall not, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed as further described below: (i) assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer, this Lease or any interest hereunder, by operation of law or otherwise, (ii) sublet the Premises or any part thereof, or (iii) permit the use of the Premises by any parties other than Tenant and its employees (all of the foregoing are hereinafter sometimes referred to collectively as "Transfers" and any party to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a "Transferee"). If Tenant shall desire Landlord's consent to any Transfer, Tenant shall notify Landlord in writing, which notice shall include: (a) the proposed effective date (which shall not be less than thirty (30) nor more than one hundred eighty (180) days after Tenant's notice), (b) the portion of the Premises to be Transferred (herein called the "Subject Space"), (c) The terms of the proposed Transfer and the consideration therefor, the name and address of the proposed Transferee, and a copy of all documentation pertaining to the proposed Transfer, (d) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, and (e) Payment of $500.00 towards Landlord's review and processing expenses and any other information to enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee's business and proposed use of the Subject Space, and such other reasonable information as Landlord may reasonably require. Any Transfer made without complying with this Article shall, at Landlord's option, be null, void and of no effect, or shall constitute a Default under this Lease. Whether or not Landlord shall grant consent, Tenant shall pay any reasonable legal fees incurred by Landlord (not to exceed $1,000.00) in connection with processing any such request within ten (10) days after written request by Landlord. If (i) Landlord fails to notify Tenant whether or not it will consent to such proposed Transfer within thirty (30) days after receipt of a request for consent to a Transfer, and, thereafter, Tenant delivers notice ("Transfer Response Failure Notice") to Landlord of such failure (which Transfer Response Failure Notice must refer to this provision and state in capital bold letters in the Transfer Response Failure Notice the following:
"LANDLORD MUST RESPOND TO TENANT'S REQUEST CONTAINED HEREIN WITHIN TEN (10) DAYS OF RECEIPT OR SUCH REQUEST SHALL BE DEEMED APPROVED," and (ii) Landlord fails to respond to such request within ten (10) days after Landlord's receipt of the Transfer Response Failure Notice, then Landlord's consent to the proposed Transfer shall be deemed given.

     B. Approval. Landlord will not unreasonably withhold consent to any proposed Transfer of the Subject Space to the Transferee subject to Tenant's compliance with the terms and conditions detailed in Article 16 (a). The parties hereby agree that it shall be reasonable under this Lease and any applicable Law for Landlord to withhold consent to any proposed Transfer where one or more of the following applies (without limitation as to other reasonable grounds for withholding consent): (i) the Transferee is of a character or reputation or engaged in a business which is not consistent with the quality of the Property or the businesses of the then current tenants in any material respect, (ii) the Transferee intends to use the Subject Space for purposes which are not permitted under this Lease, (iii) the Subject Space is not regular in shape with appropriate means of ingress and egress suitable for normal renting purposes,
(iv) the Transfer involves a partial or collateral assignment of this Lease, (v) the Transferee is a government (or agency or instrumentality thereof), (vi) the proposed Transferee has a parking requirement greater than that of Tenant, or
(vii) Tenant has committed and failed to cure a Default at the time Tenant requests consent to the proposed Transfer.

     C. Transfer Premium. If Landlord consents to a Transfer, and as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay Landlord fifty percent (50%) of any Transfer Premium derived by Tenant from such Transfer. "Transfer Premium" shall mean all rent, additional rent or other monetary consideration paid by such Transferee in excess of the Rent payable by Tenant under this Lease (on a monthly basis during the Term, and on a per rentable square foot basis, if less than all of the Premises is transferred) less any costs associated with consummation of the Transfer. The percentage of the Transfer Premium due Landlord hereunder shall be paid within ten (10) days after Tenant receives any Transfer Premium from the Transferee.

     D. Recapture. Notwithstanding anything to the contrary contained in this Article, Landlord shall have the option, by giving notice to Tenant within thirty (30) days after receipt of Tenant's notice of any proposed Transfer (except a Permitted Transfer (as defined below)), to recapture the Subject Space; provided, however, Tenant may withdraw its notice of proposed Transfer within five (5) business days after receipt of written notice from Landlord that it intends to exercise it recapture right. Such recapture notice shall terminate this Lease with respect to the Subject Space as of the date stated in Tenant's notice as the effective date of the proposed Transfer (or at Landlord's option, shall cause the Transfer to be made to Landlord or its agent, in which case the parties shall execute the Transfer documentation promptly thereafter). If this Lease shall be terminated with respect to less than the entire Premises, the Rent herein shall be prorated on the basis of the number of rentable square feet retained by Tenant in proportion to the number of rentable square feet contained in the Premises. This Lease as so amended shall continue thereafter in full force and effect, and upon request of either party, the parties shall execute written confirmation of the same in the form of a lease amendment to be executed within ten (10) days thereof.

     E. Terms of Consent. If Landlord consents to a Transfer: (a) the terms and conditions of this Lease, including among other things Tenant's liability for the Subject Space and the purposes for which the Premises may be used under
Article 1, shall in no way be deemed to have been waived or modified, (b) such consent shall not be deemed consent to any further Transfer by either Tenant or a Transferee, (c) Tenant shall deliver to Landlord promptly after execution, an original executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (d) Tenant shall furnish upon Landlord's request a complete statement, certified by an independent certified public accountant or Tenant's chief financial officer, setting forth in detail the computation of any Transfer Premium Tenant has derived and shall derive from such Transfer. Landlord or its authorized representatives shall have the right at all reasonable times to audit the books, records and papers of Tenant relating to any Transfer, and shall have the right to make copies thereof. If the Transfer Premium respecting any Transfer shall be found understated, Tenant shall within ten (10) days after demand pay the deficiency, and if understated by more than 5%, Tenant shall pay Landlord's costs of such audit. Any sublease hereunder shall be subordinate and subject to the provisions of this Lease, and if this Lease shall be terminated during the term of any sublease, Landlord shall have the right to: (i) treat such sublease as cancelled and repossess the Subject Space by any lawful means, or (ii) require that such subtenant attorn to and recognize Landlord as its landlord under any such sublease. If Tenant shall Default and fail to cure within the time permitted for cure under Article 18, Landlord is hereby irrevocably authorized to direct any Transferee to make all payments under or in connection with such Transfer directly to Landlord (which Landlord shall apply towards Tenant's obligations under this Lease).

     F. Certain Transfers. For purposes of this Lease, the term "Transfer" shall also include: (a) if Tenant is a partnership, the withdrawal or change, voluntary, involuntary or by operation of law, of a majority of the partners, or a transfer of a majority of partnership interests, or the dissolution of the partnership, and (b) if Tenant is a closely held corporation (i.e., whose stock is not publicly held and not traded through an exchange or over the counter), the dissolution, merger, consolidation or other reorganization of Tenant, or:
(i) the sale or other transfer of more than an aggregate of 50% of the voting shares of Tenant (other than to immediate family members by reason of gift or death) or (ii) the sale, mortgage, hypothecation or pledge of more than an aggregate of 50% of Tenant's net assets.

     G. Permitted Transfers. Notwithstanding anything contained in this Article 16 to the contrary and subject to both (1) prior written notice to Landlord and
(2) compliance with each of the provisions of this Article 16A. (other than the requirements of obtaining Landlord's consent), Tenant may (a) either assign this Lease or sublet the Premises to a corporation or banking association wholly owned by Tenant or to a corporation or banking association of which Tenant owns at least fifty-one percent (51%) of each class of voting stock, or to a corporation or banking association that succeeds Tenant through a merger or other similar acquisition, (b) either assign this Lease or sublet the Premises to a Qualified Tenant Affiliate (as defined below), (c) permit the use of the Premises by licensees and concessionaires. Tenant shall also be permitted to sell its stock on the public market. A "Qualified Tenant Affiliate" shall mean a corporation or other entity which shall control, be controlled by or be under common control with Tenant. For purposes of the immediately preceding sentence, "control" shall be deemed to be ownership of more than fifty percent (50%) of the legal and equitable interest of the controlled corporation or other business entity. (Each of the Transfers described in this Article 16G. is hereinafter referred to as a "Permitted Transfer").

                                   ARTICLE 17
                           RIGHTS RESERVED BY LANDLORD

     Except to the extent expressly limited herein, Landlord reserves all rights to control the Project (which rights may be exercised without subjecting Landlord to claims for constructive eviction, abatement of Rent, damages or other claims of any kind), including more particularly, but without limitation, the following rights:

     A. Access to Premises. Landlord and its authorized representatives may, during Tenant's normal business hours: (i) inspect the Premises (except for network control rooms and any restricted areas), (ii) exhibit the Premises (except for network control rooms and any restricted areas) to current and prospective tenants (during the last one hundred eighty (180) days of the Term only), purchasers, Lenders, insurers, governmental authorities, and brokers,
(iii) place in and upon the Premises or such other places as may be determined by Landlord "For Rent" signs or notices if Tenant shall abandon or vacate the Premises, or at any time during the last one hundred eighty (180) days of the Term, and (iv) enter or permit entry to the Premises in emergencies or for any other reasonable purpose, or for the purpose of exercising any other rights or remedies expressly granted or reserved to Landlord under this Lease or applicable Law. However, in connection with entering the Premises to exercise any of the foregoing rights, Landlord shall take reasonable steps to minimize any interference with Tenant's business, and following completion of the work, shall return Tenant's leasehold improvements, fixtures, property and equipment to the original locations and condition to the fullest extent reasonably possible. Landlord shall give Tenant at least twenty-four (24) hours notice (except in the case of an emergency when no such notice shall be required) prior to entering the Premises pursuant to this Article 17. Tenant shall be entitled to provide Landlord with an escort to accompany Landlord or its representatives when Landlord or its representatives enter the Premises pursuant to this Article 17.

     B. Reserved Areas. Landlord reserves the right to use (or grant other parties the right to use) and Tenant shall have no right, title or interest in:
(i) the roof of the Building [except to perform Tenant's maintenance obligations (i.e., HVAC) under this Lease], (ii) exterior portions of the Premises (including, without limitation, demising walls and outer walls of the Building),
(iii) air rights above the Premises and rights to the land and improvements below the floor level of the Premises, and (iv) areas within the Premises necessary for utilities, services, safety and operation of the Building or Project, including systems and equipment (except for the fire sprinkler system serving the Premises), fire stairways, and space between any suspended ceiling of the Premises and the slab of the floor or roof of the Project thereabove; provided, Tenant shall have the right (at no additional rent or charge) to install, maintain and operate upon the roof of the Building (in a location reasonably approved by Landlord) equipment to include antennae, cabling, wiring, and telecommunications equipment and systems, and to bring into the Premises from underground locations approved by Landlord wires and cables (collectively, the "Communications Equipment") for its use in the conduct of Tenant's business. Tenant may maintain, protect, remove, replace, change and add to the such wires and cables, subject to reasonable regulation by the Landlord. Tenant agrees to pay all costs incurred in connection with Tenant's installation, operation, utilization, replacement, maintenance and removal of such Communications Equipment. Upon the expiration or earlier termination of this Lease, Tenant shall remove all of the Communications Equipment and all repair any damage to the roof caused thereby, all at Tenant's sole cost and expense.

     C. Emergency Closings and Restricted Access. Landlord shall have the right (but not the obligation) to prevent or restrict access to the Project or designated portions thereof by such security procedures as Landlord may from time to time reasonably impose and necessitated by emergency circumstances that directly affect the Building and/or the Project. Landlord reserves the right to control, prevent access by and remove, any person whose presence in the reasonable judgment of Landlord shall be prejudicial to the safety, character, reputation and interests of the Project, or who in the judgment of Landlord, is intoxicated or under the influence of liquor or drugs. Landlord shall also have the right (but not the obligation) to limit or prevent access to all or any portion of the Project, shut down elevator service, activate emergency controls or procedures, or otherwise take such action or preventive measures reasonably deemed necessary by Landlord for the safety of tenants or other occupants of the Project or the protection of the Project or other property located thereon or therein, in case of fire or other casualty, riot or other civil disorder, strike or labor unrest, public excitement or other dangerous condition, or threat thereof.

     D. Other Tenants. Landlord reserves the right to lease any portion of the Project to such other tenants as Landlord, in Landlord's sole discretion, deems appropriate, whether or not engaged in the same or similar business for which Tenant is permitted to use the Premises under this Lease. Tenant acknowledges that Landlord has made no representation as to the presence of any specific tenant or number or types of tenants at the Project as of or after the Commencement Date.

     E. Changes to the Project. Landlord reserves the right to: (i) change the name of the Project and the address or designation of the Premises or Building,
(ii) install, maintain, alter and remove signs on or about the Project (except Tenant's signage), (iii) add land, easements or other interests to or eliminate the same from the Project, and grant easements and other interests and rights in the Project to other parties, (iv) inspect, repair, maintain, improve, add, alter, expand, reduce, eliminate, relocate or change the shape, size, location, character, design, appearance, use, number or height of the Building, any other permanent or temporary buildings, structures, improvements, and Common Areas, change the striping of parking areas and direction and flow of traffic, and convert Common Areas to rentable areas and rentable areas to Common Areas, provided that such changes shall not unreasonably interfere with Tenant's access to or use of the Premises, or with access to the Premises by couriers, messengers and delivery people, (v) add structural support columns and shear walls, and (vi) in connection with the foregoing matters, or as a result of any casualty, incident, strike, condemnation, act of God, Law or governmental requirement or request, or any other cause, erect scaffolding, barricades, and other structures reasonably required in, or otherwise close, Common Areas or portions thereof. However, in connection with exercising such rights, Landlord shall: (a) take reasonable steps to minimize or avoid any denial of or materially changing access to the Premises except when necessary on a temporary basis, (b) take reasonable steps to avoid materially changing the configuration or reducing the square footage of the Premises or the Common Areas, unless required by Laws or other causes beyond Landlord's reasonable control (and in the event of any permanent material reduction in the square footage of the Premises, the Base Rent and other charges shall be proportionately reduced), and
(c) if Landlord enters the Premises in connection with any of the foregoing matters, Landlord shall comply with Paragraph A above.

     F. Relocation. Landlord reserves the right to substitute for the Premises other premises (herein referred to as the "new premises") at the Project, provided: (a) the new premises shall be similar to the Premises in square footage, and Landlord shall improve or reimburse Tenant's direct, out-of-pocket reasonable expenses of improving the new premises so that it is substantially similar to the Premises, (b) Landlord shall give Tenant at least thirty (30) days' notice before making such change, and the parties shall execute an amendment to this Lease confirming the change within thirty (30) days after either party shall request the same, and (c) if Tenant shall already have taken possession of the Premises, Landlord shall pay the direct, out-of-pocket, reasonable expenses of Tenant in moving from the Premises to the new premises.

                                   ARTICLE 18
                               LANDLORD'S REMEDIES

     A. Default. The occurrence of any one or more of the following events shall constitute a "Default" by Tenant and shall give rise to Landlord's remedies set forth in Paragraph (B), below: (i) failure to make when due any payment of Rent and such failure is not cured within five (5) business days after written notice from Landlord of such failure (a "Monetary Default"); (ii) failure to observe or perform any term or condition of this Lease other than the payment of Rent, unless such failure is cured within thirty (30) days following notice (provided, if the nature of Tenant's failure is such that more time is reasonably required in order to cure, Tenant shall not be in Default if Tenant commences to cure within such period and thereafter diligently seeks to cure such failure to completion); and (iii) (a) making by Tenant or any guarantor of this Lease ("Guarantor") of any general assignment for the benefit of creditors, (b) filing by or against Tenant or any Guarantor of a petition to have Tenant or such Guarantor adjudged a bankrupt or a petition for reorganization or arrangement under any Law relating to bankruptcy or insolvency (unless, in the case of a petition filed against Tenant or such Guarantor, the same is dismissed within ninety (90) days), (c) appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located in the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within ninety
(90) days, (d) attachment, execution or other judicial seizure of substantially all of Tenant's assets located on the Premises or of Tenant's interest in this Lease, (e) Tenant's or any Guarantor's convening of a meeting of its creditors or any class thereof for the purpose of effecting a moratorium upon or composition of its debts, (f) Tenant's or any Guarantor's insolvency or admission of an inability to pay its debts as they mature, or (g) a violation by Tenant or any affiliate of Tenant under any other lease or agreement with Landlord relating to the Project which is not cured within the time permitted for cure thereunder. Failure by Tenant to comply with the same term or condition of this Lease on two (2) occasions during any twelve (12) month period shall cause any failure to comply with such term or condition during the succeeding
(12) twelve month period, at Landlord's option, to constitute an incurable Default. The notice and cure periods provided herein are in lieu of, and not in addition to, any notice and cure periods provided by Law.

     B. Remedies - Monetary Default. If a Monetary Default occurs, Landlord shall have the rights and remedies hereinafter set forth to the extent permitted by Law, which shall be distinct, separate and cumulative with and in addition to any other right or remedy allowed under any Law or other provisions of this
Lease:

     (1) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease, and recover from Tenant: (i) any unpaid Rent as of the termination date, (ii) the amount by which: (a) any unpaid Rent which would have accrued after the termination date during the balance of the Term exceeds (b) the reasonable rental value of the Premises under a lease substantially similar to this Lease for the balance of the Term, taking into account among other things, the condition of the Premises, market conditions and the period of time the Premises may reasonably remain vacant before Landlord is able to re-lease the same to a suitable replacement tenant, and Costs of Reletting (as defined in Paragraph I below) that Landlord may incur in order to enter into such replacement lease, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease. For purposes of computing the amount of Rent herein that would have accrued after the termination date, Tenant's obligations for Taxes, Insurance and Common Area Expenses shall be projected, based upon the average rate of increase, if any, in such items from the Commencement Date through the termination date. The amounts computed in accordance with the foregoing subclauses (a) and (b) shall both be discounted to the then present value at the discount rate of the Federal Reserve Bank of Dallas at the time of award, plus one percent (1%).

     (2) Landlord may terminate Tenant's right of possession, reenter and repossess the Premises by detainer suit, summary proceedings or other lawful means, with or without terminating this Lease and recover from Tenant: (i) any unpaid Rent as of the date possession is terminated, (ii) any unpaid Rent which accrues during the Term from the date possession is terminated through the time of judgment (or which may have accrued from the time of any earlier judgment obtained by Landlord), less any consideration received from replacement tenants as further described and applied pursuant to Paragraph I below, and (iii) any other amounts necessary to compensate Landlord for all damages proximately caused by Tenant's failure to perform its obligations under this Lease, including without limitation, all Costs of Reletting (as defined in Paragraph
I). Tenant shall pay any such amounts to Landlord as the same accrue or after the same have accrued from time to time upon demand. At any time after terminating Tenant's right to possession as provided herein, Landlord may terminate this Lease as provided in clause (1) above by written notice to Tenant, and Landlord may pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

     C. Mitigation of Damages. If Landlord terminates this Lease or Tenant's right to possession, Landlord shall have no obligation to mitigate Landlord's damages except to the extent required by applicable Law. If Landlord is required to mitigate damages as provided herein: (a) Landlord shall be required only to use reasonable efforts to mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space at the Project, (b) Landlord will not be deemed to have failed to mitigate if Landlord or its affiliates lease any other portions of the Project or other projects owned by Landlord or its affiliates in the same geographic area, before reletting all or any portion of the Premises, and (c) any failure to mitigate as described herein with respect to any period of time shall only reduce the Rent and other amounts to which Landlord is entitled hereunder by the reasonable rental value of the Premises during such period, taking into account the factors described Clause B(1), above. In recognition that the value of the Project depends on the rental rates and terms of leases therein, Landlord's rejection of a prospective replacement tenant based on an offer of rentals below Landlord's published rates for new leases of comparable space at the Project at the time in question, or at Landlord's option, below the rates provided in this Lease, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to mitigate Landlord's damages.

     D. Reletting. If this Lease or Tenant's right to possession is terminated, or Tenant vacates or abandons the Premises, Landlord may: (i) enter and secure the Premises, change the locks, install barricades, remove any improvements, fixtures or other property of Tenant therein, perform any decorating, remodeling, repairs, alterations, improvements or additions and take such other actions as Landlord shall determine in Landlord's sole discretion to prevent damage or deterioration to the Premises or prepare the same for reletting, and
(ii) relet all or any portion of the Premises (separately or as part of a larger space), for any rent, use or period of time (which may extend beyond the Term hereof), and upon any other terms as Landlord shall determine in Landlord's sole discretion, directly or as Tenant's agent (if permitted or required by applicable Law). The consideration received from such reletting shall be applied pursuant to the terms of Paragraph I hereof, and if such consideration, as so applied, is not sufficient to cover all Rent and damages to which Landlord may be entitled hereunder, Tenant shall pay any deficiency to Landlord as the same accrues or after the same has accrued from time to time upon demand, subject to the other provisions hereof.

     E. Specific Performance, Collection of Rent and Acceleration. Landlord shall at all times have the right without prior demand or notice except as required by applicable Law to: (i) seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease or restrain or enjoin a violation of any provision hereof, and (ii) sue for and collect any unpaid Rent which has accrued. Notwithstanding anything to the contrary contained in this Lease, to the extent not expressly prohibited by applicable Law, in the event of any Default by Tenant, Landlord may terminate this Lease or Tenant's right to possession and accelerate and declare that all Rent reserved for the remainder of the Term shall be immediately due and payable (in which event, Tenant's obligations for Taxes, Insurance and Common Area Expenses herein that would have accrued thereafter shall be projected in the manner described in Section B(1), above); provided the Rent so accelerated shall be discounted to the then present value at the discount rate of the Federal Reserve Bank of Dallas at the time of award, plus one percent (1%), and Landlord shall, after receiving payment of the same from Tenant, be obligated to turn over to Tenant any actual net reletting proceeds (net of all Costs of Reletting) thereafter received during the remainder of the Term.

     F. Late Charges and Interest. Tenant shall pay, as additional Rent, a service charge of Two Hundred Dollars ($200.00) or five percent (5%) of the delinquent amount, whichever is greater, if any portion of Rent is not received within five (5) days of when due. In addition, any Rent not paid within five (5) days of when due shall accrue interest from the due date at the Default Rate until payment is received by Landlord. Such service charges and interest payments shall not be deemed consent by Landlord to late payments, nor a waiver of Landlord's right to insist upon timely payments at any time, nor a waiver of any remedies to which Landlord is entitled as a result of the late payment of Rent. "Default Rate" shall mean eighteen percent (18%) per annum, or the highest rate permitted by applicable Law, whichever is less.

     G. Remedies - Non-Monetary Default. If Tenant fails to perform any non-monetary obligation under this Lease for thirty (30) days after notice thereof by Landlord (except that no notice shall be required in emergencies), Landlord shall have the right (but not the duty), to perform such obligation on behalf and for the account of Tenant. In such event, Tenant shall reimburse Landlord upon demand, as additional Rent, for all expenses incurred by Landlord in performing such obligation together with an amount equal to ten percent (10%) thereof for Landlord's overhead, and interest thereon at the Default Rate from the date such expenses were incurred. Landlord's performance of Tenant's obligations hereunder shall not be deemed a waiver or release of Tenant therefrom.

     H. Bad Rent Checks. If during the Term, as it may be extended, Landlord receives two (2) or more checks from Tenant which are returned by Tenant's bank for insufficient funds, Landlord may require that all checks thereafter be bank certified or cashier's checks (without limiting Landlord's other remedies). All bank service charges resulting from any bad checks shall be borne by Tenant.

     I. Other Matters. No re-entry or repossession, repairs, changes, alterations and additions, reletting, acceptance of keys from Tenant, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant's right to possession, or to accept a surrender of the Premises, nor shall the same operate to release Tenant in whole or in part from any of Tenant's obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Landlord may bring suits for amounts owed by Tenant hereunder or any portions thereof, as the same accrue or after the same have accrued, and no suit or recovery of any portion due hereunder shall be deemed a waiver of Landlord's right to collect all amounts to which Landlord is entitled hereunder, nor shall the same serve as any defense to any subsequent suit brought for any amount not theretofor reduced to judgment. Landlord may pursue one or more remedies against Tenant and need not make an election of remedies until findings of fact are made by a court of competent jurisdiction. All rent and other consideration paid by any replacement tenants shall be applied at Landlord's option: first, to the Costs of Reletting, second, to the payment of all costs of enforcing this Lease against Tenant or any Guarantor, third, to the payment of all interest and service charges accruing hereunder, fourth, to the payment of Rent theretofore accrued, and the residue, if any, shall be held by Landlord and applied to the payment of other obligations of Tenant to Landlord as the same become due (with any remaining residue to be promptly delivered to Tenant). "Costs of Reletting" shall include without limitation, all reasonable costs and expenses incurred by Landlord for any repairs, maintenance, changes, alterations and improvements to the Premises (whether to prevent damage or to prepare the Premises for reletting), brokerage commissions, advertising costs, reasonable attorneys' fees, any economic incentives given to enter leases with replacement tenants, and costs of collecting rent from replacement tenants. Landlord shall be under no obligation to observe or perform any provision of this Lease on its part to be observed or performed which accrues after the date of any Default by Tenant unless and until any Default by Tenant is cured or waived by Landlord. The times set forth herein for the curing of violations by Tenant are of the essence of this Lease. Tenant hereby waives any right otherwise available under any Law to redeem or reinstate this Lease or Tenant's right to possession after this Lease or Tenant's right to possession is terminated based on Default by Tenant.

     J. Texas Property Code. The following provisions shall override and control any conflicting provisions of Section 93.002 of the Texas Property Code, as well as any successor statute governing the right of a landlord to change the door locks of commercial tenants. In the event of a Default by Tenant, Landlord is entitled and is hereby authorized, without any notice to Tenant whatsoever, to enter upon the Premises by use of master key, a duplicate key or other peaceable means, and to change, alter and/or modify the door locks on all entry doors of the Premises, thereby permanently excluding Tenant, and its officers, principals, agents, employees and representatives therefrom. In the event that Landlord has either permanently repossessed the Premises, or has terminated the Lease, Landlord shall not thereafter be obligated to provide Tenant with a key to the Premises at any time, regardless of any amounts subsequently paid by Tenant; provided, however, that in any such instance, during Landlord's regular business hours, Landlord will escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant. If Landlord elects to exclude Tenant from the Premises without permanently repossessing or terminating this Lease, then Landlord shall not be obligated to provide Tenant a key to reenter the Premises until such time as all delinquent rent and other amounts due under this Lease have been paid in full and all other violations of this Lease, if any, have been completely cured to Landlord's reasonable satisfaction (if such cure occurs prior to any actual permanent repossession or termination), and Landlord has been given assurances reasonably satisfactory to Landlord evidencing Tenant's ability to satisfy its remaining obligations under this Lease. During any such temporary period of exclusion, Landlord will, during Landlord's regular business hours, upon receipt of written notice from Tenant (accompanied by such written waivers and releases as Landlord may reasonably require), escort Tenant or its authorized personnel to the Premises to retrieve personal belongings of Tenant or its employees, and such other property of Tenant. Landlord shall not be deemed to have permanently repossessed the Premises or to have terminated this Lease unless Landlord expressly so elects by written notice to Tenant. This remedy of Landlord shall be in addition to and not in lieu of any of its other remedies set forth in this Lease, or otherwise available to Landlord at law or in equity.

                                   ARTICLE 19
                               LANDLORD'S DEFAULT

     If Landlord fails to comply with any provision of this Lease and such failure continues for more than thirty (30) days after written notice thereof from Tenant specifying the nature of such alleged failure (or if such failure cannot be corrected through the exercise of reasonable diligence within such thirty (30)-day period, if Landlord does not commence to correct same within such thirty (30)-day period and thereafter diligently pursue correction of same within a period of sixty (60) days), Landlord shall be in default hereunder. Tenant may, at its option and in addition to all other rights and remedies available to Tenant at law or in equity, cure such default on behalf of and at the expense of Landlord and do all necessary work and make necessary payments in connection therewith to the extent necessary to protect Tenant's leasehold interest and continued use and occupancy of the Premises. Landlord shall pay to Tenant, on demand, the reasonable costs incurred and any reasonable amount so paid by Tenant together with interest thereon at the Default Rate until paid. Tenant may offset such amounts against any rent or other charges payable by Tenant under this Lease.

                                   ARTICLE 20
                                 INDEMNIFICATION

     A. Tenant's Indemnification. Except to the extent arising solely from the intentional or grossly negligent acts of Landlord or Landlord's agents or employees, Tenant shall defend, indemnify and hold Landlord harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including, without limitation, court costs, reasonable attorneys' fees, expert witness fees, costs for tests, inspections, investigations, feasibility or impact studies, preparation and implementation of any Hazardous Materials remedial or cleanup plan), and any diminution in value or loss or interference with the transfer, use or enjoyment of the Premises, Project or other property or business or affecting title thereto, arising from or relating to: (i) any violation of this Lease or applicable Law by any Tenant Parties (as defined below), (ii) damage, loss or injury to persons, property or business occurring in, about or from the Premises, (iii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Tenant Party's use of the Premises or Project, or out of any other act or omission of any Tenant Parties. For purposes of this provision, "Tenant Parties" shall mean Tenant, any other occupant of the Premises and any of their respective agents, employees, invitees, customers, visitors, Transferees and contractors. Without limiting the generality of the foregoing, Tenant specifically acknowledges that the indemnity undertaking herein shall apply to claims in connection with or arising out of any Work in the Premises under Article 10 or any Hazardous Materials in the Premises under
Article 22 (whether or not such matters shall have been theretofore permitted or approved by Landlord). In the event that a defense is required hereunder, Tenant shall defend Landlord at Tenant's expense with counsel reasonably acceptable to Landlord or, at Landlord's election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord.

     B. Landlord's Indemnification. Except to the extent arising solely from the intentional or grossly negligent acts of Tenant or Tenant's agents or employees, Landlord shall defend, indemnify and hold Tenant harmless from and against any and all claims, demands, losses, penalties, fines, fees, charges, assessments, liabilities, damages, judgments, orders, decrees, actions, administrative or other proceedings, costs and expenses (including, without limitation, court costs, reasonable attorneys' fees and expert witness fees), and any diminution in value or loss or interference with the transfer, use or enjoyment of the Premises arising from or relating to: (i) any violation of this Lease or applicable Law by any Landlord Parties (as defined below), (ii) damage, loss or injury to persons, property or business occurring in, about or from the Project (other than the Premises), (iii) damage, loss or injury to persons, property or business directly or indirectly arising out of any Landlord Party's use of the Premises or Project, or out of any other act or omission of any Landlord Parties. For purposes of this provision, "Landlord Parties" shall mean Landlord and any of its agents, employees, invitees, customers, visitors and contractors. In the event that a defense is required hereunder, Landlord shall defend Tenant at Landlord's expense with counsel reasonably acceptable to Tenant or, at Tenant's election, Landlord shall reimburse Tenant for any reasonable legal fees or costs incurred by Tenant.

                                   ARTICLE 21
               SAFETY AND SECURITY DEVICES, SERVICES AND PROGRAMS

     A. Landlord's Safety and Security Measures. The parties acknowledge that safety and security devices, services and programs provided by Landlord, if any, while intended to deter crime and enhance safety, may not in given instances prevent theft or other injurious acts or ensure safety of parties or property. The risk that any safety or security device, service or program may not be effective, malfunction, or be circumvented, is assumed by Tenant with respect to Tenant's property and interests, and Tenant shall obtain insurance coverage to the extent Tenant desires protection against such acts and other losses beyond that described in Article 5. Any changes in the safety and security devices, services and programs provided by Landlord shall require Tenant's subsequent written approval and Landlord shall be required to provide Tenant with access to the Premises 24 hours a day, 7 days a week and shall provide Tenant with all security codes, keys and card keys necessary to ensure such access. Tenant agrees to reasonably cooperate in any safety or security program developed by Landlord or required by Law.

     B. Tenant's Safety and Security Measures. Notwithstanding anything contained herein to the contrary, Tenant shall have the right to install a separate security system for the Premises provided that (i) such system does not affect any Building structure or Building systems, and (ii) Landlord approves the detailed plans and specifications for such system, which approval shall not be unreasonably withheld, conditioned or delayed. The separate security system installed by Tenant shall be located only in the Premises and shall not provide security or access control to the Building or to any other space within the Building. Tenant's separate security system shall be maintained during the Term and removed (at the end of the Term) by Tenant at Tenant's sole expense. In addition, Tenant may, at Tenant's sole cost and expense, install, connect to and utilize the Building fire sprinker system in order to provide fire sprinkler service to the Premises.

                                   ARTICLE 22
                               HAZARDOUS MATERIALS

     A. Hazardous Materials Generally Prohibited. Tenant shall not transport, use, store, maintain, generate, manufacture, handle, dispose, release, discharge or spill any "Hazardous Material" (as defined below), or permit any of the same to occur, or permit any Hazardous Materials to leak or migrate, on or about the Project or Premises. However, the foregoing provisions shall not prohibit the transportation to and from, and use, storage, and handling within, the Premises of substances customarily and lawfully used as an incidental and minor part of the business or activity expressly permitted to be undertaken in the Premises under Article 1, provided: (a) such substances shall be used and stored only in such quantities as are reasonably necessary for such permitted use of the Premises and the ordinary course of Tenant's business therein, strictly in accordance with applicable Laws, highest prevailing standards, and the manufacturers' instructions therefor, and as Landlord shall reasonably require,
(b) such substances shall be kept in leak-proof containers which comply with applicable Laws, and as Landlord shall reasonably require, (c) such substances shall not be disposed of, released, discharged or permitted to spill, leak or migrate in or about the Premises or the Project (and under no circumstances shall any Hazardous Materials be disposed of within the drains or plumbing facilities in or serving the Premises or Project or in any other public or private drain or sewer, regardless of quantity or concentration), (d) if any applicable Law or Landlord's trash removal contractor requires that any such substances be disposed of separately from ordinary trash, Tenant shall make arrangements at Tenant's expense for such disposal in approved containers directly with a qualified and licensed disposal company at a lawful disposal site, (e) any remaining such substances shall be completely, properly and lawfully removed from the Project by Tenant upon expiration or earlier termination of this Lease, and (f) for purposes of removal and disposal of any such substances, Tenant shall be named as the owner, operator and generator, shall obtain a waste generator identification number, and shall execute all permit applications, manifests, waste characterization documents and any other required forms.

     B. Landlord's Representations and Warranties. Landlord represents and warrants to Tenant that, as of the date hereof, the Building and other portions of the Property do not contain any asbestos or Hazardous Materials in violation of any federal or applicable state law, ordinance or statute, or any regulations promulgated thereunder. Landlord shall remove any Hazardous Materials from the Building or the other portions of the Property if such Hazardous Materials are introduced thereto by Landlord in violation of any applicable Law then in effect and Landlord is required to undertake such removal by the order of any governmental authority with jurisdiction over the Building. To the extent any Hazardous Materials are in the Premises or the Common Areas inside the Building as of the date hereof in violation of any requirement of any applicable Law currently in effect (except if brought into the Premises or the Building by or on behalf of Tenant), Landlord shall be responsible for the cost of any removal thereof so required by the order of any governmental authority.

     C. Notifications. Tenant shall immediately notify Landlord of: (i) any inspection, enforcement, cleanup or other regulatory action taken or threatened by any regulatory authority with respect to any Hazardous Material on or from the Premises or the migration thereof from or to other property, (ii) any demands or claims made or threatened by any party relating to any loss or injury claimed to have resulted from any Hazardous Material on or from the Premises,
(iii) any release, discharge, spill, leak, migration, disposal or transportation of any Hazardous Material on or from the Premises in violation of this Article, and any damage, loss or injury to persons, property or business resulting or claimed to have resulted therefrom, and (iv) any matters where Tenant is required by Law to give a notice to any regulatory authority respecting any Hazardous Material on or from the Premises. Landlord shall have the right (but not the obligation) to notify regulatory authorities concerning actual and claimed violations of this Article, and to join and participate, as a party, in any legal proceedings or actions affecting the Premises and concerning Hazardous Materials or otherwise initiated in connection with any environmental, health or safety Law.

     D. Hazardous Materials Questionnaire. At such times as Landlord may reasonably request, Tenant shall accurately and completely fill out, sign (and certify to be accurate and complete) and return Landlord's then current form of Tenant Hazardous Materials Questionnaire and Disclosure Statement ("Hazardous Materials Questionnaire") which shall: (i) identify, describe and list quantities of any Hazardous Materials that have been transported to or from, used, stored, generated, handled, maintained, disposed, released, discharged, spilled, leaked or migrated in or from the Premises since the Commencement Date or the last such Hazardous Materials Questionnaire, and any such activity that is anticipated during the next twelve (12) months, (ii) provide information concerning past, present and anticipated disposal practices, storage tanks, process tanks, dip tanks, waste management practices, waste water discharge/treatment practices, air discharges, regulatory actions, and such other information as Landlord reasonably requires, and (iii) include copies of any material safety data sheets ("MSDS") issued by the manufacturer, distributor or importer for any such Hazardous Materials. Landlord shall not require such Environmental Questionnaires more than once per year, except if required by Law or a Lender, or in connection with a proposed sale or financing of the Building or Project, or if based on Tenant's answers to any prior Environmental Questionnaire or an inspection of the Premises, or if Landlord determines that more frequent Environmental Questionnaires are reasonably required.

     E. Hazardous Materials Records; Inspections, Tests and Studies. Tenant shall immediately upon written request from time to time provide Landlord with copies of all permits, approvals, memos, reports, correspondence, complaints, demands, claims, subpoenas, requests, feasibility and impact studies, storage and management plans, business plans, remediation and cleanup plans, closure plans, documentation evidencing that a clean-up or other action required hereunder has been properly and lawfully completed, and all papers of any kind filed with or by any regulatory authority and any other books, records or items pertaining to Hazardous Materials that are subject to the provisions of this Article (collectively referred to herein as "Tenant's Hazardous Materials Records"). Landlord reserves the right to conduct, and to request that regulatory authorities conduct, from time to time, detailed inspections, tests and studies at or respecting the Premises, and of Tenant's operations therein including, without limitation, air, soil, water and the contents of any cans, bottles, jars, drums, barrels or other containers, and Tenant's Hazardous Materials Records, respecting Tenant's compliance with this Article. In connection therewith, Tenant shall fully cooperate and shall instruct Tenant's officers and employees to answer all questions truthfully and completely. Such inspections, tests and studies may be made with or without prior notice. If Landlord or any Lender or regulatory authority arranges for any inspections, tests or studies showing this Article has been violated, or otherwise in connection with any request by Tenant for permission to engage in any activity or to waive any requirement involving Hazardous Materials, Tenant shall pay for the cost of such inspections, tests and studies and an amount equal to ten percent (10%) of such cost to cover Landlord's overhead in connection therewith.

     F. Clean Up Responsibility. If any Hazardous Material is released, discharged or disposed of, or permitted to spill, leak or migrate, in violation of the foregoing provisions, Tenant shall immediately, properly and in compliance with applicable Laws, clean up and remove the Hazardous Material from the Premises, Project and any other affected property and clean or replace any affected personal property (whether or not owned by Landlord), at Tenant's expense (without limiting Landlord's other remedies therefor). Such clean up and removal work shall be considered "Work" under Article 10 and subject to the provisions thereof including, without limitation, Landlord's prior written approval (except in emergencies), and any testing, investigation, feasibility and impact studies, and the preparation and implementation of any remedial action plan required by any court or regulatory authority having jurisdiction or reasonably required by Landlord. If any Hazardous Material is released, discharged, disposed of, or permitted to spill, leak or migrate on or about the Project and is not caused by Tenant or other occupants of the Premises, or their agents, employees, Transferees, or contractors, such release, discharge, disposal, spill, leak or migration shall be deemed casualty damage under Article 11 to the extent that the Premises and Tenant's use thereof is affected thereby; in such case, Landlord and Tenant shall have the obligations and rights respecting such casualty damage provided under such Article.

     G. Storage Tanks and Ponds. Except as provided in Article 32I. below, Tenant shall not install or use storage tanks on or about the Premises (whether under, on or above ground) without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Tenant shall not engage in or permit ponding or surface storage or treatment of Hazardous Materials under any circumstances. If Landlord permits Tenant to install or use a storage tank, Tenant shall comply with all applicable Laws in connection therewith, and at Landlord's request shall properly and lawfully remove such tank upon expiration or earlier termination of this Lease (or sooner if such tank is found to leak or removal is required by applicable Laws) in accordance with removal procedures approved by Landlord in advance in writing.

     H. Hazardous Material Defined. The term "Hazardous Material" for purposes hereof shall mean any flammable, explosive, toxic, radioactive, biological, corrosive or otherwise hazardous chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof including, without limitation, all items now or hereafter listed, defined or regulated as a hazardous or toxic chemical, substance, liquid, gas, device, form of energy, material or waste or component thereof by any federal, state or local governing body or agency having jurisdiction, or which would trigger any employee or community "right-to-know" requirements adopted by any such body or agency or for which any such body or agency has adopted any requirements for the preparation or distribution of an MSDS. Without limiting the generality of the foregoing, "Hazardous Material" means any item defined as a "hazardous substance", "hazardous material", hazardous waste", "regulated substance" or "toxic substance" under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601, et seq., Hazardous Materials Transportation Act, 49 U.S.C. ss.1801, et seq., Resource Conservation and Recovery Act of 1976, 42 U.S.C. ss.6901 et seq., Clean Water Act, 33 U.S.C. ss. 125 1, et seq., Safe Drinking Water Act, 14 U.S.C. ss.300f, et seq., Toxic Substances Control Act, 15 U.S.C. ss.260 1, et seq., Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ss. 136 et seq., Atomic Energy Act of 1954, 42 U.S.C. ss.2014 et seq., and any similar federal, state or local Laws, and all regulations, guidelines, directives and other requirements thereunder, all as may be amended or supplemented from time to time. Hazardous Material includes, but is not limited to, petroleum-based products, diesel fuel, paints, solvents, lead, radioactive materials, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, polychlorinated biphenyls (PCB's) and similar compounds, and any other items which now or subsequently are found to have an adverse effect on the environment or the health and safety of persons or animals or the presence of which requires investigation or remediation under any Law or governmental policy.

     I. Fees, Taxes, Fines and Remedies. Tenant shall pay, prior to delinquency, any and all fees, taxes (including excise taxes), penalties and fines arising from or based on Tenant's activities involving Hazardous Materials on or about the Premises or Project, and shall not allow such obligations to become a lien or charge against the Premises or Project or Landlord. If Tenant violates any provision of this Article with respect to any Hazardous Materials, Landlord may:
(i) require that Tenant immediately remove all Hazardous Materials from the Premises and discontinue using, storing and handling Hazardous Materials in the Premises, (ii) obtain a temporary restraining order and/or preliminary or permanent injunctive relief requiring compliance by Tenant with the provisions of this Article (in which case, Tenant waives any right to require that Landlord post a bond in connection therewith), and/or (iii) pursue such other remedies as may be available to Landlord under this Lease or applicable Law.

                                   ARTICLE 23
                                    NO WAIVER

     No provision of this Lease will be deemed waived by either party unless expressly waived in writing signed by the waiving party. No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord's consent respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord's consent respecting any subsequent action. Acceptance of Rent by Landlord shall not constitute a waiver of any breach by Tenant of any term or provision of this Lease. No acceptance of a lesser amount than the Rent herein stipulated shall be deemed a waiver of Landlord's right to receive the full amount due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the full amount due. The acceptance of Rent or the performance of any other term or provision from any party other than Tenant, including any Transferee, shall not constitute approval of any Transfer or a waiver of Landlord's right to approve any Transfer.

                                   ARTICLE 24
                         ATTORNEYS' FEES AND JURY TRIAL

     In the event of any litigation between the parties relating to this Lease, the Premises or Project, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs as part of the judgment or settlement therein. In the event of a breach of this Lease by either party which does not result in litigation but which causes the non-breaching party to incur reasonable attorneys' fees or costs, the breaching party shall reimburse such reasonable fees and costs to the non-breaching party upon demand. If either party or any of its officers, directors, trustees, beneficiaries, partners, agents, affiliates or employees shall be made a party to any litigation commenced by or against the other party and is not found to be at fault, the other party shall pay all costs, expenses and attorneys' fees incurred by any such party in connection with such litigation. IN THE INTEREST OF OBTAINING A SPEEDIER AND LESS COSTLY HEARING OF ANY DISPUTE, LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY AGAINST THE OTHER ARISING OUT OF OR RELATING TO THIS LEASE, THE PREMISES OR THE PROJECT. Although such jury waiver is intended to be self-operative and irrevocable, Landlord and Tenant each further agree, if requested, to confirm such waivers in writing at the time of commencement of any such action, proceeding or counterclaim.

                                   ARTICLE 25
                      CONVEYANCE BY LANDLORD AND LIABILITY

     In case Landlord or any successor owner of the Project shall convey or otherwise dispose of any portion thereof in which the Premises is located to another party (and nothing herein shall be construed to restrict or prevent such conveyance or disposition), such other party shall thereupon be and become landlord hereunder and shall be deemed to have fully assumed and be liable for all obligations of this Lease to be performed by Landlord which first arise after the conveyance, including the disposition of any Security Deposit. Tenant shall attorn to such other party, and Landlord or such successor owner shall, from and after the date of conveyance, be free of all liabilities and obligations hereunder not then incurred. The liability of Landlord to Tenant for any default by Landlord under this Lease or arising in connection herewith or with Landlord's operation, management, leasing, repair, renovation, alteration, or any other matter relating to the Project or the Premises, shall be limited to the interest of Landlord in the Project (and rental proceeds). Tenant agrees to look solely to Landlord's interest in the Project (and rental proceeds) for the recovery of any judgment against Landlord, and Landlord shall not be personally liable for any such judgment or deficiency after execution thereon. Notwithstanding the foregoing, if Tenant has received a final, non-appealable judgment for damages against Landlord as a result of an uncured default by Landlord under this Lease, and, despite Tenant's use of all reasonable efforts to levy against Landlord's interest in the Premises, such judgment has nonetheless not been satisfied within sixty (60) days after the date that the judgment became final and non-appealable, then Tenant shall have the right to deduct the unpaid amount of such judgment against the fixed annual rent, additional rent and all other sums to become due under this Lease until fully credited. Under no circumstances shall any present or future general or limited partner of Landlord (if Landlord is a partnership), or trustee or beneficiary (if Landlord or any partner of Landlord is a trust) have any liability for the performance of Landlord's obligations under this Lease. Furthermore, notwithstanding the foregoing limitation on liability, Landlord shall have personal liability for insured claims to the extent of Landlord's liability insurance available for such claims and this Article 25 is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or Landlord's successors in interest or any suit or action in connection with enforcement or collection of amounts which may become owing or payable under or on account of insurance maintained by Landlord.

                                   ARTICLE 26
                                     NOTICES

     Except as expressly provided to the contrary in this Lease, every notice, demand or other communication given by either party to the other with respect hereto or to the Premises or Project, shall be in writing and shall be served personally or by national air courier service, or United States registered or certified mail, return receipt requested, postage prepaid, addressed, if to Tenant, at the address first set forth in this Lease and to Tenant at PO Box 44220, Madison, WI 53744-4220, and if to Landlord, at the address at which the last payment of Rent was required to be made and to Landlord c/o Industrial Management Company, 1345 Campbell Road, Suite 222, Houston, Texas 77055, Attn:
Director of Lease Administration, or such other address or addresses as Tenant or Landlord may from time to time designate by notice given as above provided. Every notice or other communication hereunder shall be deemed to have been given as of the third business day following the date of such mailing or the first business day following the date of dispatch by national air courier service (or as of any earlier date evidenced by a receipt from such national air carrier service or the United States Postal Service) or immediately if personally delivered. Notices not sent in accordance with the foregoing shall be of no force or effect until received by the foregoing parties at such addresses required herein.

                                   ARTICLE 27
                               REAL ESTATE BROKERS

     Tenant shall defend, indemnify and hold Landlord harmless from all damages, judgments, liabilities and expenses (including attorneys' fees) arising from any claims or demands of any broker, agent or finder with whom Tenant has dealt for any commission or fee alleged to be due in connection with its participation in the procurement of Tenant or the negotiation with Tenant of this Lease, other than the broker, if any, designated in Article 1 (who shall be paid by Landlord pursuant to a separate written agreement with such broker relating to this Lease).

                                   ARTICLE 28
                 SECURITY DEPOSIT AND WAIVER OF LANDLORD'S LIEN

     A. Security Deposit. Tenant shall deposit with Landlord the amount set forth in Article 1 as a Security Deposit upon Tenant's execution and submission of this Lease. The Security Deposit shall serve as security for the prompt, full and faithful performance by Tenant of the terms and provisions of this Lease. If Tenant commits a Default, or owes any amount to Landlord upon the expiration of this Lease, Landlord may use or apply the whole or any part of the Security Deposit for the payment of Tenant's obligations hereunder. The use or application of the Security Deposit shall not prevent Landlord from exercising any other right or remedy available to Landlord and shall not be construed as liquidated damages except as otherwise provided herein. If the Security Deposit is reduced by such use or application, Tenant shall deposit with Landlord within ten (10) days after written notice, an amount sufficient to restore the full amount of the Security Deposit. In the event of bankruptcy or other insolvency proceeding against Tenant or Tenant's guarantor, the Security Deposit shall be deemed automatically applied to the payment of overdue Rent from the earliest time such Rent became overdue prior to the filing of such proceeding. Landlord shall not be required to keep the Security Deposit separate from Landlord's general funds or pay interest on the Security Deposit. Any remaining portion of the Security Deposit shall be returned to Tenant within sixty (60) days after Tenant has vacated the Premises in accordance with Article 13.

                                   ARTICLE 29
                               CERTAIN DEFINITIONS

     A. "Common Areas" shall mean areas of the Building, Site or Project made available and maintained by Landlord from time to time for the general use or benefit of Tenant and other tenants of the Building, as such areas currently exist and as they may be changed from time to time. The Common Areas may, at Landlord's election, include areas in adjoining properties which are or become available to Landlord and tenants of the Building or Project and which are maintained with other Common Areas under any reciprocal easement agreement, operating agreement or other such agreement now or hereafter in effect. Without limiting the generality of the foregoing, the Common Areas include any parking areas and structures, enclosures and building roofs, exterior walls, foundations, sidewalks, streets or roadways, passageways, service corridors, loading platforms, truck docks, delivery areas, ramps, stairs, landscaped areas, directory signs and equipment, common lighting facilities, drainage facilities and areas, and all furniture, decorations, fixtures, improvements, systems and equipment, and other facilities, located in or serving any of the foregoing, except to the extent reserved for use by designated tenants. Landlord may establish "Building and Site Common Areas", "Project Common Areas" and "Other Common Areas" as described in Article 6.

     B. "Common Area Expenses" shall mean all expenses, costs and amounts of every kind and nature which Landlord shall pay during any calendar year any portion of which occurs during the Term in connection with the management, repair, maintenance, replacement, insurance and operation of the Common Areas, including without limitation, any amounts paid for: (a) utilities, (b) personnel and other parties engaged in operation, maintenance or security, including salaries, benefits, Social Security payments, workers' compensation insurance, unemployment insurance, payroll taxes and other compensation and costs, and the fair rental value and operating costs of any on-site office space provided to such personnel, (c) payments under any easement, operating agreement, declaration, restrictive covenant, or instrument pertaining to the sharing of costs in any development of which the Building or Project is a part, (d) alarm monitoring, police and fire protection, pest and rodent control, janitorial service, trash removal, removal of ice and snow (and salting and sanding in connection therewith), (e) parking surcharges or fees that may result from any environmental or other Law or guideline, and the cost of obtaining, providing and operating public transportation or shuttle bus systems to bring workers to or from the Project if required by such Laws or guidelines, (f) appropriate reserves for roof replacement, exterior painting and other appropriate reserves,
(g) customary management fees, (h) inspection, legal, accounting and consulting services, (i) permits, licenses and certificates to operate the Project, (j) supplies, materials, tools, equipment, and vehicles used in the operation, repair, maintenance, security, cleaning, landscaping, and other services for the Project, including rental, installment purchase and financing agreements therefor and interest thereunder, and (k) operation, maintenance, repair, installation, replacement, inspection, testing, painting, decorating and cleaning of: (i) sidewalks, curbs, gutters, guardrails, bumpers, fences, signs, directional signs, traffic signals and markers, including those located off-site but installed for the benefit of the Building or Project, (ii) parking structures and lots, loading and service areas, sidewalks and driveways (including sweeping, cleaning, re-striping, repairing, sealing, re-surfacing and replacement), (iii) storm and sanitary drainage systems, including disposal plants, lift stations and retention ponds and basins, (iv) fire protection and sprinkler systems for the Project, (v) Common Area lighting and other systems and equipment, (vi) gardening, landscaping, and outdoor sprinkler systems, (vii) exterior walls and foundations, (viii) gutters and downspouts, roof flashings and roofs in the Project (including repairs and replacements of roofs over demised space and other Common Areas), and (ix) any rail spurs serving the Building or Project (except to the extent paid by one or more tenants pursuant to agreements with Landlord or the rail company). Landlord may retain independent or affiliated contractors to provide any such services, in which case the costs thereof shall be deemed Common Area Expenses. Common Area Expenses shall not, however, include: (1) the cost of any capital improvement, except as specifically provided in this Lease; (2) any costs resulting from defects in design or construction which are covered by warranty; (3) expenses for repairs and other work occasioned by fire, windstorm or other insurable casualty, except for any deductible; (4) expenses incurred in leasing or procuring new tenants, including lease commissions, advertising expenses and expenses of renovating space for new tenants; (5) legal expenses incurred in enforcing the terms of any lease, except as otherwise provided herein; (6) interest or amortization payment(s) under any mortgages; (7) depreciation and other non-cash expenses, except as specifically provided in this Lease; (8) costs and expenses attributable directly to individual tenants other than Tenant; (9) legal fees incurred by Landlord in connection with tenant disputes or evictions, except as otherwise provided herein; (10) the cost of any judgment rendered against Landlord; (11) amounts paid to any party related to or affiliated with Landlord in excess of commercially reasonable amounts; (12) lease payments for any items which, if purchased by Landlord, would constitute a capital improvement, except as otherwise provided herein; (13) Landlord's costs of any services sold to tenants for which Landlord is entitled to be reimbursed by such tenants as an additional charge or rental over and above the basic annual rental and operating expenses payable under the lease with such tenant or other occupant; (14) costs incurred due to violation by Landlord of any of the terms and conditions of this Lease or any other lease relating to the Building or the Project; (15) general corporate overhead and administrative expenses of Landlord (including salaries, fringe benefits and other compensation paid to partners, officers and executives of Landlord) not incurred in the operation of the Building; (16) the cost of any work or service performed for any tenant of the Building (other than Tenant) to a materially greater extent or in a materially more favorable manner than that furnished generally to the tenants and other occupants (including Tenant); (17) the cost of any work or service performed for any facility other than the Building except service areas located in facilities other than in the Building and Common Areas of the Project; (18) rental under any ground lease or other underlying lease; (19) other than as provided above, rentals and other related expenses incurred in leasing air conditioning systems, elevators or other Building equipment ordinarily considered to be of a capital nature, except equipment not affixed to the Building which is used in providing janitorial or similar services, if the cost of which equipment would not constitute an expense under Generally Accepted Accounting Principles consistently applied if the equipment were purchased; (20) franchise or income taxes imposed upon Landlord; (21) charitable contributions;

(22) costs of removal, abatement or treatment of any Hazardous Substances in or under the Building or land associated therewith (other than in the normal course of business of operating, maintaining and repairing the Building and equipment therein); (23) electrical power costs above normal consumption for which any tenant is separately metered or directly contracts with the local public service company; (24) costs incurred in connection with the sale, financing, refinancing, mortgaging, selling or change of ownership of Landlord, the Building or the land associated therewith and any real estate taxes or increase in real estate taxes resulting from a sale or refinancing of the Building; (25) moving expense costs of tenants of the Building; (26) management fees in excess of four percent (4%) of the aggregate of all gross receipts from rental income derived from the Tenant; (27) late charges, fines, penalties and interest incurred by Landlord for its failure to pay timely mortgage installment or real estate tax; (28) rent for any on-site management office and salaries or other compensation paid by Landlord to persons who are engaged in the management, repair, maintenance or operation of the Building (at the level of a "property manager") shall be included as Common Area Expenses, but not any office furniture, equipment or any other articles or fixtures which could be utilized by Landlord in its business generally. (Such management office rent and salary or other compensation shall be allocated equitably to the Building based upon the rentable square footage of the Building and the total rentable square footage of all other buildings to which such persons provide management, repair, maintenance or operational services.); (29) bad debt loss, rent loss, or reserves for either of these, and any other reserves for repairs, maintenance or replacements unless pursuant to Generally Accepted Accounting Principles; and
(30) any other costs or expense that would not be commercially reasonable and consistent with the practices for facilities of a like kind and character.

     C. "Landlord" and "Tenant" shall be applicable to one or more parties as the case may be, and the singular shall include the plural, and the neuter shall include the masculine and feminine; and if there be more than one, the obligations thereof shall be joint and several. If Tenant is a partnership, all new general partners admitted to the partnership after this Lease is entered shall be deemed jointly and severally liable for all obligations of Tenant hereunder, along with general partners at the time this Lease is entered, whether such obligations accrue before or after admission of such new partners. For purposes of any provisions indemnifying or limiting the liability of Landlord, the term "Landlord" shall include Landlord's present and future partners, beneficiaries, trustees, officers, directors, employees, shareholders, principals, Lenders, agents, affiliates, successors and assigns.

     D. "Law" and "Laws" shall mean all applicable federal, state, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other such requirements, applicable equitable remedies and decisions by courts in cases where such decisions are binding precedents in the state in which the Project is located, and decisions of federal courts applying the Laws of such state. This Lease shall be construed in accordance with the Laws applicable in the state, county and municipality in which the Project is located.

     E. "Lender" shall mean the holder of any Mortgage at the time in question, or in the case of a ground lease, such term shall refer to the ground lessor.

     F. "Mortgage" shall mean all mortgages, deeds of trust, ground leases and other such encumbrances now or hereafter placed upon the Project or any part thereof, and all renewals, modifications ' consolidations, replacements or extensions thereof, and all indebtedness now or hereafter secured thereby and all interest thereon.

     G. "Rent" shall mean Base Rent, Taxes, Insurance, Common Area Expenses and any other amounts Tenant is or becomes obligated to pay Landlord under this Lease or any other agreement between the parties relating to this Lease, the Premises or the Project, and all remedies applicable to the non-payment of Rent shall apply thereto.

     H. "Taxes" shall mean all federal, state, county or local governmental, special district, improvement district, municipal or other political subdivision taxes, fees, levies, assessments, charges or other impositions of every kind and nature, whether foreseen or unforeseen, general, special, ordinary or extraordinary (unless required to be paid by Tenant under Article 3) including, without limitation, real estate and ad valorem taxes, general and special assessments, interest on any special assessments paid in installments, transit taxes, water and sewer rents, license and business license fees, occupation taxes, gross receipts taxes applicable to the receipt of rent, personal property taxes, taxes on fees paid by Landlord for professional property management services, and taxes or charges for fire protection, streets, sidewalks, road maintenance, refuse or other services. Notwithstanding the foregoing, Taxes shall not include franchise taxes, inheritance taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord's general or net income (as opposed to rents, receipts or income attributable to the Building or Project). If the method of taxation of real estate prevailing at the time of execution hereof shall be, or has been altered, so as to cause the whole or any part of the taxes now, hereafter or theretofor levied, assessed or imposed on real estate to be levied, assessed or imposed on Landlord, wholly or partially, as a capital levy or otherwise, or on or measured by the rents received therefrom, then such new or altered taxes shall be included within the term "Taxes," except that the same shall not include any enhancement of said tax attributable to other income of Landlord. Tenant shall pay Taxes whether Taxes are increased as a result of increases in assessment or valuation (whether based on a sale, change of ownership or refinancing or otherwise), increases in tax rates, reduction or elimination of any rollbacks or other deductions available under current law, scheduled reductions of any tax abatement, elimination, or invalidity or withdrawal of any tax abatement.

                                   ARTICLE 30
                                  MISCELLANEOUS

     A. Captions and Severability. The captions of the Articles and Paragraphs of this Lease are for convenience of reference only and shall not be considered or referred to in resolving questions of interpretation. If any term or provision of this Lease or portion thereof shall be found invalid, void, illegal, or unenforceable generally or with respect to any particular party, by a court of competent jurisdiction, it shall not affect, impair or invalidate any other terms or provisions or the remaining portion thereof, or its enforceability with respect to any other party.

     B. Successors and Assigns. Each of the terms and provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, guardians, custodians, successors and assigns, subject to the provisions of Article 16 respecting Transfers.

     C. Survival of Provisions. All obligations (including indemnity obligations) or rights of either party arising during or attributable to the period prior to expiration or earlier termination of this Lease shall survive such expiration or earlier termination, except as provided to the contrary in
Article 25.

     D. Quiet Enjoyment. Landlord agrees that if Tenant timely pays the Rent and performs the terms and provisions hereunder, Tenant shall hold and enjoy the Premises during the Term, free of lawful claims by any party acting by or through Landlord, subject to all other terms and provisions of this Lease.

     E. Rule Against Perpetuities. Subject to Section 5.043 of the Texas Property Code, if the Commencement Date is delayed in accordance with Article 2 for more than one year, Landlord may declare this Lease terminated by notice to Tenant, and if the Commencement Date is so delayed for more than three years, this Lease shall thereupon be deemed terminated without further action by either party.

     F. Deed of Lease. If applicable Laws require that this Lease be in the form of a deed, this Lease shall be deemed a deed of lease for all purposes, and Landlord shall be deemed to have granted and demised the Premises to Tenant for the Term hereof, subject to the other terms and provisions contained herein.

                                   ARTICLE 31
                                      OFFER

     The submission and negotiation of this Lease shall not be deemed an offer to enter the same by Landlord, but the solicitation of such an offer by Tenant. Tenant agrees that its execution of this Lease constitutes a firm offer to enter the same that may not be withdrawn for a period of six (6) weeks after delivery to Landlord. During such period and in reliance on the foregoing, Landlord may, at Landlord's option, deposit any Security Deposit and Rent, proceed with any alterations or improvements, and permit Tenant to enter the Premises and make alterations or improvements. If Landlord shall fail to execute and mail or deliver this Lease to Tenant within such period, Tenant may revoke its offer to enter this Lease by sending notice thereof to Landlord before Landlord mails or delivers an executed copy of this Lease to Tenant. In such case, Landlord shall return any Security Deposit and Rent to Tenant, but Tenant shall not be obligated to remove any alterations, improvements, fixtures or personal property made or placed in or upon the Premises by Tenant or its contractors, agent or employees. If Tenant shall seek to revoke its offer to enter this Lease in violation of the foregoing provisions, Landlord shall, at its sole and exclusive remedy, retain any Security Deposit and Rent theretofor paid, as liquidated damages without executing and delivering this Lease to Tenant.

                                   ARTICLE 32
                               SPECIAL PROVISIONS

     A. Tenant Improvements. The design and construction of the Premises shall be completed pursuant to the Work Letter Agreement attached hereto as Exhibit F.

     B. Signage. Tenant shall be entitled to install and maintain throughout the Term (1) exterior Building signage identifying Tenant in the locations and described on Exhibit G, and (2) reasonable door and other identification and directional signage as Tenant may select from time to time. In the event Tenant assigns or sublets the Premises in accordance with the terms of this Lease, the assignee or subtenant, as appropriate, shall have similar signage rights during the terms of its occupancy.

     C. Operating Expenses. The first year estimated monthly operating expenses are as follows:
                  Taxes:                            $ .085
                  Insurance:                        $ .005
                  CAM:                               $ .08
                  Reserves:                          $ .01
                                                     -----
                  Total:                             $ .18

     D. Total Monthly Payment. The initial Total Monthly Payment is as follows:
                  Base Rent                       $ 16,773
                  Operating Expenses               $ 3,282
                                                  --------
                  Total Monthly Payment           $ 20,054

     E. Reserved Parking: Tenant shall have eighteen (18) reserved parking spaces in front of the Premises and four (4) reserved parking spaces in the rear of the Premises. Prior to commencement of lease, Landlord shall install, at landlord's expense, mutually agreed-upon no parking signs on all reserved spaces as well as curb painting on each reserved space. Upon commencement of the Lease, Tenant shall have the right to hire a wrecker company to legally enforce towing from said spaces. Landlord will provide such wrecking company with any such approvals that may be necessary.

     F. Renewal Options: While this Lease is in full force and effect, provided the Tenant is not in default of any of the terms, covenants and conditions thereof, Tenant shall have the right or option to extend the term of the Lease with two (2) renewal periods of sixty (60) months each (each a "Renewal Period" and collectively, the "Renewal Periods"). The Renewal Period shall be on the same terms, covenants and conditions as provided for in the original term, except the Base Rent during each Renewal Period shall be at the then prevailing Market Rental Rate (as defined below) for the prior term, provided, however, that the rate shall be no less than the rate provided herein..

     Notice of Tenant's intention to exercise the first and/or the second option must be given to Landlord in writing at least one hundred and eighty (180) days prior to the expiration of the original term of the Lease or prior Renewal Period, as applicable ("Intention Notice"). Within thirty (30) days of Landlord's receipt of the Intention Notice, but not earlier than twelve (12) months before the end of the then current Term, Landlord shall give written notice to Tenant of its statement of the Market Rental Rate (the "Rent Quote"). Such Rent Quote shall not be binding on Tenant (except as provided below), nor shall Landlord's failure to give a Rent Quote preclude Tenant from exercising its renewal option hereunder (in which event Tenant shall pay to Landlord during such Renewal Period the same monthly Base Rent as being paid for the then current Term). Tenant may exercise Tenant's option to renew the Term for the applicable Renewal Period by delivering to Landlord written notice of Tenant's exercise of the option (the "Exercise Notice") in person or by certified mail, return receipt requested, within fifteen (15) business days from the date of Tenant's receipt of the Rent Quote, or if Landlord does not give a Rent Quote, within fifteen (15) business days after the expiration of the thirty (30) day period set forth above. The rental rates set forth in the Rent Quote shall be binding on Landlord and also shall be binding on Tenant unless Tenant shall state in the Exercise Notice a lower rental rate for the Premises which Tenant asserts is the Market Rental Rate which should be applicable. If such dispute is not resolved prior to ninety (90) days before the expiration of the then current Term, Tenant or Landlord shall have the right to demand binding arbitration of the Market Rental Rate, such arbitration to be conducted in Houston, Texas, before a MAI Real Estate Appraiser or real estate broker approved by Landlord and Tenant, who has been actively involved in industrial real estate and is familiar with the Houston, Texas markets, who will be required to select either Landlord's last offer or Tenant's last offer. The Market Rental Rate selected by such arbitrator shall be the Base Rent rate for the ensuing Renewal Period. It shall be a condition of the exercise of the renewal option that Tenant shall not be in default of the terms of this Lease beyond the expiration of any applicable cure period at the time of the exercise of the option. In the event the arbitrator's decision is not made by the date of the commencement of the applicable Renewal Period, Tenant shall continue to pay to Landlord the Base Rent paid for the last month of the immediately preceding Term, and Tenant's proportionate share of applicable Common Area Expenses, until the decision is made. If as finally determined, the Market Rental Rate for the applicable Renewal Period is more than the Base Rent paid for the last month of the preceding Term, within thirty (30) days after such determination, Tenant shall pay Landlord the difference attributable to that portion of the applicable Renewal Period that has passed.

     "Market Rental Rate" means the rental rate per rentable square foot (adjusted to account for the value of market concessions not provided Tenant hereunder) at which tenants entering into new leases lease of Comparable Space (as defined below) as of the commencement of the applicable Renewal Period (or adjusting the rental rate as appropriate for differences therein), taking into consideration the location, quality and age of the building, as the case may be, with respect to which such rental rates are computed, rent concessions or other allowances, abatements, lease assumptions or take-overs, differences in terms and provisions of the applicable leases such as pass-throughs of operating expenses and taxes, moving expenses, tenant improvements, parking rights and costs therefor, the term of the lease under consideration, and the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases, base year or expense stop figures for escalation purposes, other tenant concessions and benefits such as new carpeting, paint and wall coverings for the Premises, and any other relevant term or condition in making such evaluation. For this purpose, "Comparable Space" shall be warehouse space in comparable buildings within a three (3) mile radius of the Project that are comparable in size, location, tenant improvements and quality to the Premises and leased for a term comparable to the applicable Renewal Period.

     G. Warranties: All Tenant Improvements built for Tenant shall have a one
(1) year warranty. All manufacturer and installer warranties longer than one (1) year shall be assigned to Tenant.


                                   ARTICLE 33
                                ENTIRE AGREEMENT

     This Lease, together with the Exhibits referenced in Article 1 and attached hereto (WHICH COLLECTIVELY ARE HEREBY INCORPORATED WHERE REFERRED TO HEREIN AND MADE A PART HEREOF AS THOUGH FULLY SET FORTH), contains all the terms and provisions between Landlord and Tenant relating to the matters set forth herein and no prior or contemporaneous agreement or understanding pertaining to the same shall be of any force or effect. Without limiting the generality of the foregoing, Tenant hereby acknowledges and agrees that Landlord's leasing and field personnel are only authorized to show the Premises and negotiate terms and conditions for leases subject to Landlord's final approval, and are not authorized to make any agreements, representations, understandings or obligations binding upon Landlord, respecting the present or future condition of the Premises or Project, suitability of the same for Tenant's business, or any other matter, and no such agreements, representations, understandings or obligations not expressly contained herein shall be of any force or effect. Neither this Lease nor any Exhibits referred to above may be modified, except in writing signed by both parties.

      IN TESTIMONY WHEREOF, the parties have caused this Lease to be signed by their respective representatives designated below, or if either party is a corporation, it has caused these presents to be signed by its president or other officer designated below, as its act and deed as of the day and year first above written.

                        LANDLORD:

                        WAREHOUSE ASSOCIATES CORPORATE CENTRE
                        KIRBY II, LTD., a Texas limited partnership


                        By:
                           -----------------------------------------------------
                             David R. David, Authorized Agent

                        TENANT:

                        SHARPS COMPLIANCE, INC.


                        By:
                            ----------------------------------------------------
                            David P. Tusa, Executive Vice President
                            Chief Financial Officer and Business Development

                              WAREHOUSE ASSOCIATES
                           INDUSTRIAL/ WAREHOUSE LEASE

                                    Exhibit A
                                    Premises

                              WAREHOUSE ASSOCIATES
                           INDUSTRIAL/ WAREHOUSE LEASE

                                    Exhibit B
                                     Project

                              WAREHOUSE ASSOCIATES
                           INDUSTRIAL/ WAREHOUSE LEASE

                                    Exhibit C
                                      Rules

     A. No Exterior Storage. Nothing shall be stored outside the Premises, unless exterior storage is required by Law and approved in writing by Landlord.

     B. Dust and Fume Control. No wood-shaping or spraying material processes or any activity creating dust or fumes that may be hazardous shall be performed in the Premises except in an environment controlled by air-handling equipment properly and lawfully designed and utilized, which shall be maintained and operated at all times to prevent hazardous accumulations of wood, chemical or other pollutants in the atmosphere within the Premises or Project.

     C. Parking. Subject to the express terms and conditions set forth in the Lease, parking of cars shall be available in areas designated generally for tenant parking, if any, on a "first come", "first served" unassigned basis in common with Landlord, other tenants and other parties to whom parking privileges have been or are hereafter granted. Parking is prohibited in areas: (1) not striped or designated for parking, (2) aisles, (3) where "no parking" signs are posted, (4) on ramps, and (5) loading areas and other specially designated areas. Delivery trucks and vehicles shall use only those areas designated therefor. Landlord reserves the right to: (i) assign specific spaces, and reserve spaces for small cars, disabled individuals, and other tenants, customers of tenants or other parties (and Tenant shall not park in any such assigned or reserved spaces) and (ii) restrict or prohibit full size vans and other large vehicles. In case of any violation of these provisions or any applicable Laws, Landlord may, as its sole and exclusive remedy, refuse to permit the violator to park, and remove the vehicle owned or driven by the violator from the Project without liability whatsoever, at such violator's risk and expense. These provisions shall be in addition to any other remedies available to Landlord under this Lease or otherwise.

     D. Trash. All garbage, refuse, trash and other waste shall be kept in the kind of container, placed in the areas, and prepared for collection in the manner and at the times and places specified by Landlord, subject to the provisions of this Lease respecting Hazardous Materials. If Landlord designates a service to pick up such items, Tenant shall use the same (and the cost shall be included in Common Area Expenses). Landlord reserves the right to require that Tenant participate in any recycling program designated by Landlord; provided, however, Tenant may elect to contract separately for the disposal and recycling of Tenant's confidential waste.

     E. Signs. Except as permitted under the express terms of the Lease, Tenant shall not place any signs outside the Premises (including without limitation, exterior walls and roof), or on the interior or exterior surfaces of glass panes or doors, or that are otherwise visible from outside the Premises, without Landlord's prior written approval. All Tenant's signs shall: (i) be professionally designed, prepared and installed, (ii) not detract from the general appearance of the Premises or the Project, (iii) not advertise any product, and (iv) and comply with any commerically reasonable sign criteria developed by Landlord from time to time. All signs hereunder shall be subject to all Laws and any covenants, conditions and restrictions applicable to the Project or Building. Tenant shall maintain all signs hereunder in good repair and sightly first class condition. The term "sign" in this Rule shall mean any sign, placard, picture, name, direction, lettering, insignia or trademark, advertising material, advertising display, awning or other such item, except that any storefront sign shall be an actual sign. Blinds, shades, drapes or other such items shall not be placed in or about the windows in the Premises except to the extent, if any, that the character, shape, design, color, material and make thereof is first approved by Landlord in writing.

     F. Common Areas. Tenant shall not allow anything to remain in any Common Area passageway, sidewalk, court, corridor, ramp, entrance, exit, loading area, or other area outside the Premises. Common utility closets, telephone closets, and other such closets, rooms and areas shall be used only for the purposes and in the manner designated by Landlord, and may not be used by Tenant, or its contractors, agents, employees, or other parties without Landlord's prior written consent.

     G. Plumbing Equipment. Toilet rooms, urinals, wash bowls, drains, sewers and other plumbing fixtures, equipment and lines shall not be misused or used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be disposed of therein.

     H. Roof: Awnings and Projections. Except as permitted under the express terms of the Lease, Tenant shall not install any sign, antennae, satellite dish or any other device on the roof or Common Areas of the Project. Tenant may install and have access to rooftop HVAC equipment only to the extent approved or required by Landlord from time to time in connection with Tenant's maintenance, repair or HVAC obligations under this Lease. No awning or other projection shall be attached by or for Tenant to the exterior walls of the Premises or the Building.

     I. Overloading Floors. Tenant shall not overload any floor or part thereof in the Premises or Project.

     J. Going-Out-Of-Business Sales and Auctions. Tenant shall not use, or permit any other party to use, the Premises for any distress, fire, bankruptcy, close-out, "lost our lease" or going-out-of-business sale or auction. Tenant shall not display any signs advertising the foregoing anywhere in or about the Premises. This prohibition shall also apply to Tenant's creditors.

     K. Labor Relations. Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing, and boycotts of, on or about the Premises or Project. If any employees strike, or if picket lines or boycotts or other visible activities objectionable to Landlord are established, conducted or carried out against Tenant, other occupants of the Premises or their employees, agents, Transferees or contractors in or about the Premises or Project, Tenant shall immediately close the Premises and remove or cause to be removed all such occupants, employees, agents, Transferees and contractors until the dispute has been settled.

     L. Prohibited Activities. Tenant shall not: (i) use strobe or flashing lights in or on the Premises or in any signs therefor, (ii) use, sell or distribute any leaflets, handbills, bumper stickers, other stickers or decals, balloons or other such articles in the Premises (or other areas of the Project),
(iii) operate any loudspeaker, television set, phonograph, radio, or other musical or sound producing instrument or device so as to be heard outside the Premises, (iv) operate any electrical or other device which interferes with or impairs radio, television, microwave, or other broadcasting or reception from or in the Project or elsewhere, (v) make or permit objectionable noise, vibration or odor to emanate from the Premises or any equipment serving the same, (vi) do or permit anything in or about the Premises that is unlawful, immoral, obscene, pornographic, or which tends to create or maintain a nuisance, or do any act tending to injure the reputation of the Project, or (vii) violate any requirements of the American Insurance Association and any board of fire underwriters.

     M. Responsibility for Compliance. Tenant shall be responsible for ensuring compliance with these Rules, as they may be amended, by Tenant's employees and as applicable, by Tenant, any other occupant of the Premises, and their respective agents, employees, invitees, Transferees and contractors.

     N. Condition At Expiration Or Termination. Upon expiration or earlier termination of this Lease, in addition to the requirements under Article 13 of this Lease, Tenant shall ensure that the following matters are addressed in a commercially reasonable manner:

      (1) All interior and exterior lights and bulbs are operational.

      (2) All exhaust, ceiling and overhead fans are operational.

      (3) Warehouse floor areas are broom swept and clean of all trash and materials.

      (4) Warehouse floor areas are cleaned of oils, fluids and other foreign materials.

      (5) All electrical, plumbing and other utilities which are terminated are disconnected, capped and/or terminated according to applicable building codes and all other governmental requirements.

      (6) Intentionally Omitted.

      (7) Overhead interior and exterior doors are operational and in good condition.

      (8) Any bolts secured to the floor are cut off flush and sealed with epoxy.

      (9) Warehouse fencing or partitions are removed if Landlord so requires.

      (10) All furniture, trash and debris are removed.

      (11) All signs and pictures, posters, signage, stickers and all similar items of Tenant and any other occupant of the Premises are removed from all walls, windows, doors and all other interior and exterior surfaces of the Premises and other locations of the Project where Landlord permitted installation.

      (12) All carpeted areas are vacuumed.

      (13) All uncarpeted office floors are swept and polished, and any excess wax build-up on tile and vinyl floors is properly removed.

      (14) Intentionally Omitted.

      (15) All windows and miscellaneous hardware are operational and in good condition.

      (16) All heating, air conditioning and mechanical systems and equipment are operational .

      (17) Ceiling tiles with no holes or stains, and grid, light lenses, air grills and diffusers are in place.

      (18) There are no broken windows or other glass items.

      (19) Bathroom walls, floors, and fixtures are clean and in good condition.

      (20) All plumbing fixtures are intact, operational, free of leaks and in good condition.

      (21) All gutters and downspouts are undamaged and operational.

      (22) Walls (internal and external) are clean and any holes are properly and permanently patched.

      (23) All keys to all locks to or within the Premises, any key cards and parking stickers, the codes for all gates, the combination to any vaults that Landlord permits or requires Tenant to leave on the Premises, all plans and specifications for all leasehold improvements made to the Premises, and all reports, studies and other materials relating to Hazardous Materials that were ever on the Premises, shall be turned over to Landlord.

                              WAREHOUSE ASSOCIATES
                           INDUSTRIAL/ WAREHOUSE LEASE

                                    Exhibit D
                              WORK LETTER AGREEMENT

     Landlord shall construct, or install and permanently affix, certain improvements to the Premises (the "Tenant Improvements") in accordance with the Lease of which this Exhibit D is part. The Tenant Improvement Plans and Specifications (as hereinafter defined) for the Tenant Improvements to be constructed in the Premises shall be approved by Landlord and Tenant in accordance with the following procedures and requirements prior to commencing any Tenant Improvement work. The cost of such services shall be paid for by Landlord.

     Landlord shall deliver to Tenant complete plans and specifications for the Tenant Improvements, prepared or sealed by a licensed architect or engineer if required for issuance of a building permit, certificate of occupancy and high pile permit (the "Tenant Improvement Plans and Specifications"). Landlord shall select a qualified contractor to be the Tenant Improvement Contractor. Prior to commencement of work by the Tenant Improvement Contractor, Landlord and Tenant Improvement Contractor shall enter into a construction contract for the construction of the Tenant Improvements (the "Construction Contract").